                                                                   EXHIBIT 4.6

                           FIFTH AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                           Dated as of August 2, 2000

                                  by and among

                                NATIONSRENT, INC.
                  AND THE RESTRICTED SUBSIDIARIES PARTY HERETO
                               (the "Borrowers"),

                  FLEET NATIONAL BANK (F/K/A BANKBOSTON, N.A.),
                            AS ADMINISTRATIVE AGENT,

                             BANKERS TRUST COMPANY,
                              AS SYNDICATION AGENT,

                                 SCOTIABANC INC.
                             AS DOCUMENTATION AGENT,

                                       AND

                      THE LENDING INSTITUTIONS PARTY HERETO
                                 (the "Lenders")

                                      WITH

             DEUTSCHE BANK SECURITIES INC. AND FLEETBOSTON ROBERTSON
            STEPHENS INC., AS CO-LEAD ARRANGERS (THE "CO-ARRANGERS")

                                       AND
                         DEUTSCHE BANK SECURITIES, INC.,
                               AS SOLE BOOK RUNNER


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                                TABLE OF CONTENTS


ss.1.  DEFINITIONS AND RULES OF INTERPRETATION...........................................................1
         ss.1.1.   DEFINITIONS...........................................................................1
         ss.1.2.   RULES OF INTERPRETATION..............................................................22

ss.2.  THE REVOLVING CREDIT FACILITY....................................................................23
       ss.2.1.     COMMITMENT TO LEND...................................................................23
       ss.2.2.     REDUCTION OF TOTAL COMMITMENT; INCREASES OF TOTAL COMMITMENT.........................23
       ss.2.3.     THE REVOLVING CREDIT NOTES...........................................................24
       ss.2.4.     INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS..............................24
       ss.2.5.     ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS...25
       ss.2.6.     REQUESTS FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS.............................26
       ss.2.7.     FUNDS FOR REVOLVING CREDIT LOANS.....................................................26
       ss.2.8.     SWING LINE LOANS; SETTLEMENTS........................................................27
       ss.2.9.     MATURITY OF THE REVOLVING CREDIT LOANS...............................................29
       ss.2.10.    MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS AND
                   SWING LINE LOANS AND REIMBURSEMENT OBLIGATIONS.......................................30
       ss.2.11.    OPTIONAL PREPAYMENTS OF REVOLVING CREDIT LOANS AND SWING LINE LOANS..................31

ss.3.  LETTERS OF CREDIT................................................................................31
       ss.3.1.     LETTER OF CREDIT COMMITMENTS.........................................................31
       ss.3.2.     REIMBURSEMENT OBLIGATION OF THE BORROWERS............................................32
       ss.3.3.     LETTER OF CREDIT PAYMENTS............................................................33
       ss.3.4.     OBLIGATIONS ABSOLUTE.................................................................34
       ss.3.5.     RELIANCE BY ISSUING BANK.............................................................34

ss.4.  THE TERM LOAN....................................................................................35
       ss.4.1.     INITIAL COMMITMENT TO LEND; INCREASES IN THE TERM LOAN AMOUNT........................35
       ss.4.2.     THE TERM NOTES.......................................................................35
       ss.4.3.     SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN...........................35
       ss.4.4.     MANDATORY PREPAYMENTS................................................................36
                   ss.4.4.1.  PREPAYMENT OF SUBORDINATED DEBT...........................................36
                   ss.4.4.2.  PREPAYMENT OF TERM LOAN WITH PROCEEDS OF SUBORDINATED DEBT
                              OFFERINGS; EXCESS CASH FLOW; EQUIPMENT SECURITIZATIONS....................36
                   ss.4.4.3.  PAYMENT PROVISIONS........................................................36
         ss.4.5.   OPTIONAL PREPAYMENT OF TERM LOAN.....................................................37
         ss.4.6.   INTEREST ON TERM LOAN................................................................37
                   ss.4.6.1.  INTEREST RATES............................................................37


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


                   ss.4.6.2.  NOTIFICATION BY BORROWERS.................................................37
                   ss.4.6.3.  AMOUNTS, ETC..............................................................38

ss.5.      CERTAIN GENERAL PROVISIONS...................................................................38
       ss.5.1.     FEES.................................................................................38
       ss.5.2.     PAYMENTS.............................................................................39
       ss.5.3.     COMPUTATIONS.........................................................................41
       ss.5.4.     CAPITAL ADEQUACY.....................................................................41
       ss.5.5.     CERTIFICATE..........................................................................41
       ss.5.6.     INTEREST AFTER DEFAULT...............................................................41
       ss.5.7.     INTEREST LIMITATION..................................................................41
       ss.5.8.     EURODOLLAR INDEMNITY.................................................................42
       ss.5.9.     ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE...................................42
       ss.5.10.    ADDITIONAL COSTS, ETC................................................................43
       ss.5.11.    REPLACEMENT OF LENDERS...............................................................44
       ss.5.12.    CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS..............................46
       ss.5.13.    REASONABLE EFFORTS TO MITIGATE.......................................................49

ss.6.  REPRESENTATIONS AND WARRANTIES...................................................................49
       ss.6.1.     CORPORATE AUTHORITY..................................................................50
       ss.6.2.     GOVERNMENTAL APPROVALS...............................................................50
       ss.6.3.     TITLE TO PROPERTIES; LEASES..........................................................51
       ss.6.4.     FINANCIAL STATEMENTS; SOLVENCY.......................................................51
       ss.6.5.     NO MATERIAL CHANGES, ETC.............................................................51
       ss.6.6.     PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC........................................51
       ss.6.7.     LITIGATION...........................................................................51
       ss.6.8.     NO MATERIALLY ADVERSE CONTRACTS, ETC.................................................52
       ss.6.9.     COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC.........................................52
       ss.6.10.    TAX STATUS...........................................................................52
       ss.6.11.    NO EVENT OF DEFAULT..................................................................52
       ss.6.12.    HOLDING COMPANY AND INVESTMENT COMPANY ACTS..........................................52
       ss.6.13.    ABSENCE OF FINANCING STATEMENTS, ETC.................................................53
       ss.6.14.    EMPLOYEE BENEFIT PLANS...............................................................53
       ss.6.15.    USE OF PROCEEDS......................................................................54
                   ss.6.15.1.  GENERAL..................................................................54
                   ss.6.15.2.  REGULATIONS U AND X......................................................54
                   ss.6.15.3.  INELIGIBLE SECURITIES....................................................54
       ss.6.16.    ENVIRONMENTAL COMPLIANCE.............................................................55
       ss.6.17.    PERFECTION OF SECURITY INTERESTS.....................................................56
       ss.6.18.    TRANSACTIONS WITH AFFILIATES.........................................................56
       ss.6.19.    SUBSIDIARIES.........................................................................56
       ss.6.20.    TRUE COPIES OF CHARTER AND OTHER DOCUMENTS...........................................57
       ss.6.21.    DISCLOSURE...........................................................................57
       ss.6.22.    CAPITALIZATION.......................................................................57
       ss.6.23.    SUBORDINATED DEBT....................................................................57

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


ss.7.  AFFIRMATIVE COVENANTS OF THE BORROWERS...........................................................57
       ss.7.1.     PUNCTUAL PAYMENT.....................................................................57
       ss.7.2.     MAINTENANCE OF OFFICES...............................................................58
       ss.7.3.     RECORDS AND ACCOUNTS.................................................................58
       ss.7.4.     FINANCIAL STATEMENTS,CERTIFICATES AND INFORMATION....................................58
       ss.7.5.     CORPORATE EXISTENCE AND CONDUCT OF BUSINESS..........................................59
       ss.7.6.     MAINTENANCE OF PROPERTIES............................................................60
       ss.7.7.     INSURANCE............................................................................60
       ss.7.8.     TAXES................................................................................60
       ss.7.9.     INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS.......................................60
       ss.7.10.    COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE
                   OF MATERIAL LICENSES AND PERMITS.....................................................61
       ss.7.11.    ENVIRONMENTAL INDEMNIFICATION........................................................62
       ss.7.12.    FURTHER ASSURANCES...................................................................62
       ss.7.13.    NOTICE OF POTENTIAL CLAIMS OR LITIGATION.............................................62
       ss.7.14.    NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS...............62
       ss.7.15.    NOTICE OF DEFAULT....................................................................63
       ss.7.16.    NEW SUBSIDIARIES.....................................................................63
       ss.7.17.    EMPLOYEE BENEFIT PLANS...............................................................64
       ss.7.18.    USE OF PROCEEDS......................................................................64
       ss.7.19.    TITLE AND REGISTRATION...............................................................64
       ss.7.20.    INTEREST RATE PROTECTION.............................................................65
       ss.7.21.    NEW EQUITY OFFERING PROCEEDS.........................................................65
       ss.7.22.    PERMITTED EQUIPMENT SECURITIZATIONS..................................................65

ss.8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWERS......................................................65
       ss.8.1.     RESTRICTIONS ON INDEBTEDNESS.........................................................65
       ss.8.2.     RESTRICTIONS ON LIENS................................................................67
       ss.8.3.     RESTRICTIONS ON INVESTMENTS..........................................................69
       ss.8.4.     MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS......................................70
                   ss.8.4.1.  MERGERS AND ACQUISITIONS..................................................70
                   ss.8.4.2.  DISPOSITION OF ASSETS.....................................................72
         ss.8.5.   SALE AND LEASEBACK...................................................................73
         ss.8.6.   RESTRICTED DISTRIBUTIONS AND REDEMPTIONS.............................................73
         ss.8.7.   EMPLOYEE BENEFIT PLANS...............................................................73
         ss.8.8.   NEGATIVE PLEDGES.....................................................................74
         ss.8.9.   BUSINESS ACTIVITIES..................................................................74
         ss.8.10.  TRANSACTIONS WITH AFFILIATES.........................................................74
         ss.8.11.  SUBORDINATED DEBT....................................................................74
         ss.8.12.  FISCAL YEAR..........................................................................75
         ss.8.13.  PERMITTED EQUIPMENT SECURITIZATIONS..................................................75

ss.9.  FINANCIAL COVENANTS..............................................................................75
       ss.9.1.     LEVERAGE RATIO.......................................................................76


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


       ss.9.2.     SENIOR FUNDED DEBT TO EBITDA........................................................76
       ss.9.3.     INTEREST COVERAGE RATIO.............................................................76
       ss.9.4.     SENIOR DEBT TO TANGIBLE ASSETS......................................................77
       ss.9.5.     CONSOLIDATED NET WORTH..............................................................77
       ss.9.6.     CAPITAL EXPENDITURES................................................................77

ss.10. CLOSING CONDITIONS..............................................................................77
       ss.10.1.    LOAN DOCUMENTS, ETC.................................................................77
       ss.10.2.    CORPORATE ACTION....................................................................77
       ss.10.3.    CERTIFICATE OF SECRETARY; GOOD STANDING CERTIFICATES................................77
       ss.10.4.    VALIDITY OF LIENS...................................................................78
       ss.10.5.    PERFECTION CERTIFICATES AND SEARCH RESULTS..........................................78
       ss.10.6.    CERTIFICATES OF INSURANCE...........................................................78
       ss.10.7.    LEGAL OPINIONS......................................................................78
       ss.10.8.    PAYMENT OF FEES.....................................................................79
       ss.10.9.    CLOSING CERTIFICATE.................................................................79
       ss.10.10.   CONSENTS............................................................................79
       ss.10.11.   SUBORDINATED DEBT DOCUMENTS.........................................................79
       ss.10.12.   EQUITY OFFERING.....................................................................79
       ss.10.13.   MATERIAL ADVERSE CHANGES............................................................79
       ss.10.14.   SOLVENCY CERTIFICATE................................................................79
       ss.10.15.   SEVEN PERCENT CERTIFICATE...........................................................79
       ss.10.16.   INCURRENCE TEST CERTIFICATE.........................................................80

ss.11. CONDITIONS OF ALL LOANS.........................................................................80
       ss.11.1.    REPRESENTATIONS TRUE; NO EVENT OF DEFAULT...........................................80
       ss.11.2.    PERFORMANCE; NO EVENT OF DEFAULT....................................................80
       ss.11.3.    NO LEGAL IMPEDIMENT.................................................................80
       ss.11.4.    GOVERNMENTAL REGULATION.............................................................80
       ss.11.5.    PROCEEDINGS AND DOCUMENTS...........................................................81

ss.12. COLLATERAL SECURITY.............................................................................81

ss.13. EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT......................................81
       ss.13.1.    EVENTS OF DEFAULT AND ACCELERATION..................................................81
       ss.13.2.    TERMINATION OF COMMITMENTS..........................................................85
       ss.13.3.    REMEDIES............................................................................85
       ss.13.4.    DISTRIBUTION OF COLLATERAL PROCEEDS.................................................85

ss.14. SETOFF..........................................................................................86

ss.15. THE ADMINISTRATIVE AGENT........................................................................87
       ss.15.1.    AUTHORIZATION.......................................................................87
       ss.15.2.    EMPLOYEES AND AGENTS................................................................88
       ss.15.3.    NO LIABILITY........................................................................88



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


       ss.15.4.    NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS..........................88
       ss.15.5.    NO REPRESENTATIONS..................................................................89
                   ss.15.5.1. GENERAL..................................................................89
                   ss.15.5.2. CLOSING DOCUMENTATION, ETC...............................................89
       ss.15.6.    PAYMENTS............................................................................89
                   ss.15.6.1. PAYMENTS TO ADMINISTRATIVE AGENT.........................................89
                   ss.15.6.2. DISTRIBUTION BY ADMINISTRATIVE AGENT.....................................90
                   ss.15.6.3. DELINQUENT LENDERS.......................................................90
       ss.15.7.    HOLDERS OF NOTES, ETC...............................................................91
       ss.15.8.    INDEMNITY...........................................................................91
       ss.15.9.    ADMINISTRATIVE AGENT AS LENDER......................................................91
       ss.15.10.   RESIGNATION.........................................................................91
       ss.15.11.   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT......................................91
       ss.15.12.   DUTIES IN THE CASE OF ENFORCEMENT...................................................92
       ss.15.13.   DUTIES OF SYNDICATION AGENT AND DOCUMENTATION AGENT.................................92

ss.16. EXPENSE AND INDEMNIFICATION.....................................................................92
       ss.16.1.    EXPENSES............................................................................92
       ss.16.2.    INDEMNIFICATION.....................................................................93
       ss.16.3.    SURVIVAL............................................................................93

ss.17. SURVIVAL OF COVENANTS, ETC......................................................................94

ss.18. ASSIGNMENT AND PARTICIPATION....................................................................94
       ss.18.1.    CONDITIONS TO ASSIGNMENT BY LENDERS.................................................94
       ss.18.2.    CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS......................95
       ss.18.3.    REGISTER............................................................................96
       ss.18.4.    NEW NOTES...........................................................................96
       ss.18.5.    PARTICIPATIONS......................................................................97
       ss.18.6.    DISCLOSURE..........................................................................97
       ss.18.7.    ASSIGNEE OR PARTICIPANT AFFILIATED WITH A BORROWER..................................97
       ss.18.8.    MISCELLANEOUS ASSIGNMENT PROVISIONS.................................................98
       ss.18.9.    ASSIGNMENT BY BORROWERS.............................................................98

ss.19. PARTIES IN INTEREST.............................................................................98

ss.20. NOTICES, ETC....................................................................................98

ss.21. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION...................................................99
       ss.21.1.    SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY...................................99
       ss.21.2.    CONFIDENTIALITY.....................................................................99
       ss.21.3.    PRIOR NOTIFICATION.................................................................100
       ss.21.4.    OTHER..............................................................................100

ss.22. MISCELLANEOUS..................................................................................100

ss.23. ENTIRE AGREEMENT, ETC..........................................................................100

ss.24. WAIVER OF JURY TRIAL...........................................................................101



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


ss.25. GOVERNING LAW; SUBMISSION TO JURIDICTION.......................................................101

ss.26. SEVERABILITY...................................................................................101

ss.27. CONSENTS, AMENDMENTS, WAIVERS, ETC.............................................................102

ss.28. PARI PASSU TREATMENT...........................................................................103

ss.29. TRANSITIONAL ARRANGEMENTS......................................................................104
       ss.29.1.    PRIOR CREDIT AGREEMENT SUPERSEDED..................................................104
       ss.29.2.    RETURN AND SUBSTITUTION OF NOTES...................................................104
       ss.29.3.    REFERENCE TO AGENT.................................................................104
       ss.29.4.    INTEREST AND FEES UNDER SUPERSEDED AGREEMENT.......................................104

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                              SCHEDULES & EXHIBITS

Exhibit A-1                Form of Revolving Credit Note
Exhibit A-2                Form of Swing Line Note
Exhibit B                  Form of Term Note
Exhibit C                  Form of Loan and Letter of Credit Request
Exhibit D                  Form of Compliance Certificate
Exhibit E                  Form of Assignment and Acceptance
Exhibit F                  Form of Joinder Agreement
Exhibit G                  Terms of Seller Notes

Schedule 1                 Lenders; Addresses; Commitment Percentages
Schedule 2                 Restricted Subsidiaries
Schedule 3                 Unrestricted Subsidiaries
Schedule 4                 Subordinated Seller Notes
Schedule 6.7               Litigation
Schedule 6.14              Employee Benefit Plans
Schedule 6.16              Environmental Matters
Schedule 6.18              Transactions with Affiliates
Schedule 8.1               Existing Indebtedness
Schedule 8.2               Existing Liens
Schedule 8.3               Existing Investments
Schedule 13.1(m)           Rule 13d-3 Shareholders



                           FIFTH AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         This FIFTH AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of August 2, 2000 (the "Credit Agreement"), by and among
(a) NATIONSRENT, INC., a Delaware corporation (the "Parent"), and the Restricted Subsidiaries party hereto (collectively, with the Parent, the "Borrowers"), (b) FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), a national banking association having an office at 100 Federal Street, Boston, Massachusetts 02110 (acting in its individual capacity, "Fleet"), and the other lending institutions which become parties hereto (collectively, the "Lenders"), (c) FLEET NATIONAL BANK, as administrative agent for the Lenders (the "Administrative Agent"), (d) BANKERS TRUST COMPANY, as syndication agent for the Lenders (the "Syndication Agent", and collectively with the Administrative Agent, the "Agents"), and (e) SCOTIABANC INC. as documentation agent for the Lenders (the "Documentation Agent").

         WHEREAS, pursuant to that certain Fourth Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 20, 1999, as amended by Amendment No. 1, dated as of December 30, 1999 and Amendment No. 2, dated as of April 25, 2000 (as amended, the "Prior Credit Agreement"), Fleet has acted as administrative agent thereunder, certain of the Term Loan Lenders have made a term loan and certain of the Revolving Credit Lenders have made revolving credit loans and otherwise extended credit to the Borrowers for the purposes described therein; and

         WHEREAS, the Borrowers, the Lenders and the Administrative Agent wish to amend and restate the Prior Credit Agreement in order to add new Lenders and replace certain prior lenders, to provide additional financing and to make certain other changes to the terms and provisions of the Prior Credit Agreement;

         NOW THEREFORE, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree that the Prior Credit Agreement is hereby amended and restated in its entirety and remains in force and effect only as set forth herein.

         SS.1.  DEFINITIONS AND RULES OF INTERPRETATION.

         SS.1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ACCOUNTANTS. Arthur Andersen, LLP, or any other independent accounting firm of national standing, or in connection with acquisitions permitted by ss.8.4 hereof, regional accounting firms reasonably acceptable to the Administrative Agent.

         ACCOUNTS PAYABLE. See clause (iv) of the definition of Indebtedness.

         ACQUIRED BUSINESS. See the definition of Consolidated Earnings Before Interest and Taxes or EBIT.

         ACQUIRED SUBSIDIARY. See ss.8.1(d).

         ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrowers pursuant to ss.7.4(c).

         ADMINISTRATIVE AGENT. See Preamble.

         AFFECTED LENDER. See ss.5.11(a).

         AFFILIATE. Any Person that would be considered to be an affiliate of any of the Borrowers under Rule 144(a) of the Rules and Regulations of the SEC, as in effect on the date hereof if such Borrower were issuing securities.

         AGENTS. Collectively, the Administrative Agent and the Syndication
Agent.

         APPLICABLE BASE RATE MARGIN. With respect to Revolving Credit Loans, the Applicable Revolver Base Rate Margin, and with respect to the Term Loan, the Applicable Term Loan Base Rate Margin.

         APPLICABLE COMMITMENT RATE. The applicable rate with respect to the Commitment Fee as set forth in the Pricing Table.

         APPLICABLE LAWS. See ss.7.10.

         APPLICABLE L/C MARGIN. The applicable margin with respect to Revolving Credit Loans made at the Eurodollar Rate as set forth in the Pricing Table.

         APPLICABLE REVOLVER BASE RATE MARGIN. The applicable margin with respect to Revolving Credit Loans made at the Base Rate as set forth in the Pricing Table.

         APPLICABLE REVOLVER EURODOLLAR MARGIN. The applicable margin with respect to Revolving Credit Loans made at the Eurodollar Rate as set forth in the Pricing Table.

         APPLICABLE TERM LOAN BASE RATE MARGIN. The applicable margin with respect to a Term Loan made at the Base Rate as set forth in the Pricing Table.

         APPLICABLE TERM LOAN EURODOLLAR MARGIN. The applicable margin with respect to a Term Loan made at the Eurodollar Rate as set forth in the Pricing Table.

         ASSIGNMENT AND ACCEPTANCE. See ss.18.

         BALANCE SHEET DATE. December 31, 1999.

         BASE RATE. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate," such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer or (b) one-half of one percent (0.5%) above the






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overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Changes in the Base Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

         BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

         BASKET LIENS. Permitted Liens under ss.8.2(f).

         BORROWERS. The Parent and any Restricted Subsidiary of the Parent which as of the date of determination, is a party to this Credit Agreement or, pursuant to ss.7.16 hereof, is required to be a party to this Credit Agreement.

         BOSTON OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, New York, New York and Ft. Lauderdale, Florida are open for the transaction of banking business.

         CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and goodwill); PROVIDED THAT Capital Assets shall not include (a) any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP, or (b) any item obtained through an acquisition permitted by ss.8.4 hereof.

         CAPITAL EXPENDITURES. Amounts paid or Indebtedness incurred by the Borrowers in connection with (i) the purchase or lease of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by any Borrower as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

         CAPITALIZED LEASES. Leases under which any Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CERCLA.  See definition of Release.

         CERTIFIED. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO. See ss.7.4(b).

         CLOSING DATE. The date on which the conditions precedent set forth in ss.10 are satisfied.





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         CO-ARRANGERS. Deutsche Bank Securities Inc. and FleetBoston Robertson
Stephens Inc.

         CODE. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         COLLATERAL. All of the property, rights and interests of the Borrowers that are or are intended to be subject to the security interests created by the Security Documents.

         COMMITMENT. With respect to each Revolving Credit Lender, the amount determined by multiplying such Lender's Commitment Percentage by the Total Commitment specified in ss.2.1 hereof as the amount of such Revolving Credit Lender's commitment to make Revolving Credit Loans to, to participate in the making of Swing Line Loans to and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced or increased in accordance with the terms hereof from time to time; or if such commitment is terminated pursuant to the provisions hereby, zero.

         COMMITMENT FEE. See ss.5.1(a).

         COMMITMENT PERCENTAGE. With respect to each Revolving Credit Lender, the percentage set forth beside its name on Schedule 1 (subject to adjustment in accordance with ss.18) as such Revolving Credit Lender's percentage of the Total Commitment.

         COMPLIANCE CERTIFICATE.  See ss.7.4(c).

         CONSOLIDATED or CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers, consolidated in accordance with GAAP.

         CONSOLIDATED EARNINGS BEFORE INTEREST AND TAXES OR EBIT. For any period, the actual reported Consolidated Net Income (or Deficit) but without giving effect to any extraordinary gains or losses (including any gains on Permitted Equipment Transfers) of the Borrowers, PLUS without duplication and to the extent that each was deducted in determining Consolidated Net Income (or Deficit), (a) interest expense for such period, (b) income taxes for such period, (c) that portion of Rental Expense related to operating leases which have been permanently recharacterized as Indebtedness in such period, (d) Rental Expense with respect to the Equipment Securitization Obligations, (e) EBIT of the businesses acquired by the Parent or any of its Restricted Subsidiaries (through asset purchases or otherwise) other than Unrestricted Subsidiaries (each an "Acquired Business") or the Restricted Subsidiaries acquired or formed during such period other than Unrestricted Subsidiaries (each a "New Subsidiary") PROVIDED THAT (i) the financial statements of such Acquired Businesses or New Subsidiaries have been audited for the most recent fiscal year ended of such Acquired Businesses or New Subsidiaries, or (ii) the Administrative Agent consents to such inclusion after being furnished with other acceptable financial statements, and, in each case, a Compliance Certificate and other reasonably appropriate documentation, in form and substance reasonably satisfactory to the Administrative Agent, with respect to the historical operating results and balance sheet of such Acquired Businesses or New

Subsidiaries (which information to the knowledge of the CFO is correct in all material respects) are provided to the Administrative Agent, (f) PRO FORMA expense and cost reductions (i) calculated on a basis consistent with Regulation S-X promulgated under the Securities Act incurred in connection with any merger, consolidation or acquisition permitted under ss.9.4.1 or the Prior Credit Agreement as if such merger, consolidation or acquisition had been consummated on the first day of the applicable period, as determined in good faith by the CFO based on reasonable assumptions, and (ii) such other expenses and cost reductions approved by the Administrative Agent, and (g) actual cash dividends received from Unrestricted Subsidiaries during such period on or prior to the date of determination of EBIT.

         CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION OR EBITDA. For any period, EBIT PLUS (a) depreciation expense for such period and (b) amortization expense relating to intangible assets for such period, to the extent that each was deducted in determining Consolidated Net Income (or Deficit), determined in accordance with GAAP, PROVIDED THAT, EBITDA of Acquired Businesses and New Subsidiaries (plus adjustments as set forth in the definition of EBIT) shall be included in the calculation of EBITDA (without duplication).

         CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND RENT OR EBITDAR. For any period of the Borrowers, an amount equal to the sum of (a) EBITDA for such period, PLUS (b) to the extent deducted in computing Consolidated Net Income (or Deficit), Rental Expense (without duplicating any adjustments set forth in the definition of EBIT).

         CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of the Borrowers after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         CONSOLIDATED NET WORTH. The excess of Consolidated Total Assets over Consolidated Total Liabilities, LESS, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable.

         CONSOLIDATED TANGIBLE ASSETS. The net book value of all accounts receivable, inventory, Rental Equipment, other property, plants and equipment (including titled equipment) of the Borrowers in which the Administrative Agent for the benefit of the Lenders and the Administrative Agent has a first priority perfected security interest (other than in Real Property and titled equipment unless required by ss.7.19), and which in any case are subject to no other liens, encumbrances, restrictions (including restrictions otherwise permitted under ss.8.8) or other security interests of any kind (other than Permitted Liens under ss.ss.8.2(a) through (e) and (g) only), determined on a consolidated basis in accordance with GAAP.

         CONSOLIDATED TOTAL ASSETS. The sum of (i) all assets ("consolidated balance sheet assets") of the Borrowers determined on a consolidated basis in accordance with GAAP, PLUS (ii) without duplication, all assets leased by Borrowers as lessee under any Synthetic Lease to the extent that such assets would have been consolidated balance sheet assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease, PLUS (iii) without duplication, all sold receivables referred to in clause (vii) of the definition of the term "Indebtedness" to the extent that such receivables would have been consolidated balance sheet assets had they not been sold, PLUS (iv) without duplication, equipment, inventory and related assets financed by the Borrowers or ES SPV in connection with Permitted Equipment Securitizations to the extent that such equipment, inventory and related assets would have been consolidated balance sheet assets had they not been financed.

         CONSOLIDATED TOTAL INTEREST EXPENSE. For any period, the aggregate amount of interest expense calculated and reported in accordance with GAAP, whether paid or accrued, by the Borrowers during such period on all Indebtedness of the Borrowers outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease and including commitment fees, agency fees, facility fees, and balance deficiency fees, but excluding non-cash charges for amortized financing costs (such as closing fees and similar fees or expenses) arising in connection with the establishment of financing arrangements including this Credit Agreement (or prior credit agreements) and other similar Funded Debt of the Borrowers permitted pursuant to ss.8.1.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of the Borrowers determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrowers, PLUS (without duplication in all cases) Indebtedness with respect to Synthetic Leases, calculated in the manner set forth in the definition of "Indebtedness," and all Equipment Securitization Obligations.

         CREDIT AGREEMENT. This Fifth Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, as amended and in effect from time to time.

         DEFAULT.  See ss.13.

         DELINQUENT LENDER.  See ss.15.6.3.

         DISPOSAL (or DISPOSED).  See definition of Release.

         DISTRIBUTION. The declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person (other than dividends or other distributions payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be); the purchase, redemption, or other retirement (but only to the extent of consideration paid by such Person in exchange for such retirement) of any shares of any class of capital stock, partnership interests or membership units of such

Person, directly or indirectly through a Subsidiary (other than an Unrestricted Subsidiary) or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

         DOCUMENTATION AGENT. See Preamble.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with ss.ss.2.5 or 4.6.2, the date that any draft or other form of demand for payment is honored with respect to a Letter of Credit.

         DUE DILIGENCE SUMMARY. See ss.8.4.1(b)(ii).

         EBIT. See definition of Consolidated Earnings Before Interest and
Taxes.

         EBITDA. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization.

         EBITDAR. See definition of Consolidated Earnings Before Interest, Taxes, Depreciation, Amortization and Rent.

         ELIGIBLE ASSIGNEE. Any of (i) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) an Eligible Foreign Bank (iv) any Lender and any affiliate of any Lender and any fund that invests in loans and is managed by such Lender or by the same investment advisor of such Lender or by an affiliate of such investment advisor (and treating all such funds so managed as a single Eligible Assignee); and (v) any other bank, insurance company, commercial finance company or other financial institution or fund approved by the Administrative Agent, such approval not to be unreasonably withheld.

         ELIGIBLE FOREIGN BANK. (a) Any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, PROVIDED THAT such bank is acting through a branch or agency located in the Cayman Islands, in the country in which it is organized or another country which is also a member of the OECD; or (b) the central bank of any country which is a member of the OECD.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS. See ss.6.16(a).

         EPA. See ss.6.16(b).

         EQUIPMENT SECURITIZATION. Any transaction or series of related transactions (including extensions and increases in the amount of financing) providing for transfer by a Borrower or a third-party to, and/or the financing by, the ES SPV and/or the financing by the Parent of, equipment, inventory, and related assets through one or more structured financings of the equipment, inventory, and related assets.

         EQUIPMENT SECURITIZATION L/C. A Letter of Credit issued hereunder as credit support for Equipment Securitization Obligations in a stated amount of not more than fifteen percent (15%) of the Equipment Securitization Obligations.

         EQUIPMENT SECURITIZATION OBLIGATIONS. With respect to any Equipment Securitization, the aggregate principal amount of the obligations of the ES SPV with respect to the investment or claim held at any time by all purchasers, assignees or transferees of (or interests in) or holders of obligations that are supported or secured by equipment, inventory or related assets of, or for which there is other recourse against, the ES SPV or the Borrowers.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA AFFILIATE. Any Person which is treated as a single employer with any Borrower under ss.414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

         ES SPV. A trust, bankruptcy remote entity or other special purpose entity which is an Unrestricted Subsidiary of the Parent and which is formed for the purpose of, and engages in no material business other than, acting as a lender, lessor, issuer or depositor in an Equipment Securitization.

         EURODOLLAR BUSINESS DAY. Any Business Day on which dealings in foreign currency and exchange are carried on among banks in London, England or such other eurodollar interbank market as may be selected by the Administrative Agent and approved by the Majority Lenders.

         EURODOLLAR INTEREST DETERMINATION DATE. For any Interest Period, the date two (2) Eurodollar Business Days prior to the first day of such Interest Period.

         EURODOLLAR LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

         EURODOLLAR OFFERED RATE. The rate per annum at which deposits of dollars are offered to the Administrative Agent by prime banks in the London interbank market or other eurodollar interbank market as may be selected by the Administrative Agent and approved by the Majority Lenders, at or about 11:00 a.m. local time in such interbank market, on the Eurodollar Interest Determination Date, for a period equal to the requested Interest Period in an amount substantially equal to the principal amount requested to be loaned at or converted to a rate based on the Eurodollar Rate.

         EURODOLLAR RATE. The rate per annum, rounded upwards to the nearest 1/16 of 1%, determined by the Administrative Agent with respect to an Interest Period in accordance with the following formula:

                  Eurodollar Rate =  EURODOLLAR OFFERED RATE
                                     -----------------------
                                        1-Reserve Rate

         EVENT OF DEFAULT.  See ss.13.

         EXCESS CASH FLOW. EBITDA MINUS, with respect to the Borrowers (but not the Unrestricted Subsidiaries unless otherwise noted), without duplication, (a)
(i) cash taxes, (ii) permitted Investments under ss.ss.8.3(j) - (l), (iii) to the extent included in the calculation of EBITDA, gains on asset sales (including Rental Equipment), (iv) Capital Expenditures of the Borrowers and ES SPV (including the purchase of Rental Equipment, but excluding Rental Equipment acquired through acquisitions permitted by ss.8.4 hereof or acquired through a Permitted Equipment Transfer and excluding Capital Expenditures financed by Capitalized Leases), (v) voluntary prepayments under ss.2.11 to the extent the Total Commitment is permanently reduced by the amount of such prepayments pursuant to ss.2.2, (vi) mandatory prepayments of the Term Loan and the Total Commitment by the amount of such prepayments pursuant to ss.4.4 (other than the prepayment to be made under ss.4.4.2(b)), (vii) Consolidated Total Interest Expense, (viii) Capitalized Lease payments (excluding the interest portion included in Consolidated Total Interest Expense), (ix) cash payments made with respect to acquisitions permitted under ss.8.4.1 or by consent of the Majority Lenders, (x) principal payments with respect to Indebtedness (excluding any payments under clause (viii) above), (xi) increases in working capital, and
(xii) Rental Expense with respect to Permitted Equipment Securitizations; PLUS with respect to the Borrowers (but not the Unrestricted Subsidiaries unless otherwise noted), without duplication, (b) (i) decreases in working capital,
(ii) asset sales proceeds (including proceeds from the sale of Rental Equipment other than sales related to an Equipment Securitization) less reasonable selling expenses unless such proceeds are committed within 120 days of the fiscal year end to be used to purchase Rental Equipment, (iii) losses on asset sales (including Rental Equipment) to the extent deducted in the calculation of EBITDA, and (iv) cash dividends received by the Borrowers from the ES SPV.

         FEE LETTER.  See ss.10.8.

         FLEET.  See Preamble.

         FUNDED DEBT. Consolidated Indebtedness of the Borrowers for borrowed money, every obligation of such Person issued or assumed as the deferred purchase price of assets or services (including securities repurchase agreements but excluding Accounts Payable), and guarantees of such Indebtedness, recorded on the consolidated balance sheet of the Borrowers, including reimbursement obligations of the Borrowers with respect to letters of credit which are due and owing and the amount of any Indebtedness of such Persons for Capitalized Leases which corresponds to principal and, to the extent not included above, all outstanding Equipment Securitization Obligations.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES OR GAAP. (i) When used in ss.9, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         HAZARDOUS SUBSTANCES.  See ss.6.16(b).

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i)  every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation and contingent obligation of such Person with respect to letters of credit or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding unsecured trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue in accordance with their terms or the Borrowers' normal or ordinary business practices, PROVIDED that if such payment terms exceed 180 days, the terms shall be equivalent in all material respects to the Borrowers' customary terms for ordinary trade payables due within 90 days) or which are being contested in good faith ("Accounts Payable")),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any Synthetic Lease and any Equipment Securitization Obligations,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto, the disposition of assets or Rental Equipment pursuant to ss.8.4.2 or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights which obligations may be required to be exercised prior to the Term Loan Maturity Date,

                  (ix)  every obligation of such Person under any Swap Contract,

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such

         Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation,
         (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (v) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (w) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (x) any sale of receivables, shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrowers) thereof, excluding amounts representative of yield or interest earned on such investment, (y) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1993 (12 U.S.C. ss.24, Seventh), as amended.

         INTERCREDITOR AGREEMENT. An agreement among the Administrative Agent, the Borrowers and the ES SPV, in form and substance satisfactory to the Agents, relating to an Equipment Securitization and setting forth certain intercreditor arrangements regarding the relative priority of security interests and available remedies, cross defaults and other related matters.

         INTEREST PERIOD. With respect to each Eurodollar Loan:

                  (a) initially, the period commencing on the date of the making of a Eurodollar Loan or the conversion from a Base Rate Loan into a Eurodollar Loan and ending one (1), two (2), three (3), six (6) or, if available and allowed by all Lenders making or converting such Loan, twelve (12) months thereafter, as selected by the Borrowers in a Loan and Letter of Credit Request; and

                  (b) thereafter, each subsequent Interest Period shall begin on the last day of the preceding Interest Period and shall end one (1), two (2), three (3), six (6) or, if available and allowed by all Lenders making or converting such Loan, twelve (12) months thereafter, as selected by the Borrowers in a Loan and Letter of Credit Request;

PROVIDED, HOWEVER, that whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         INTERNATIONAL STANDBY PRACTICES. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         ISSUANCE FEE.  See ss.5.1(b).

         ISSUING BANK(S). With respect to Letters of Credit for the account of the Borrowers, Fleet, and any other Lender acceptable to the Administrative Agent and the Borrowers.

         JOINDER AGREEMENT.  See ss.7.16(a).

         LEASE. Any lease, master lease, sublease, chattel paper, installment sales agreement or rental agreement (including progress payment authorizations), including any and all schedules, supplements and amendments thereto and modifications thereof.

         LENDERS. The Revolving Credit Lenders and/or Term Loan Lenders, as applicable.

         LESSEE. The lessee under a Lease.

         LETTERS OF CREDIT. Standby Letters of Credit issued or to be issued by the Issuing Bank under ss.3 hereof for the account of the Borrowers.

         LETTER OF CREDIT APPLICATIONS. Letter of Credit Applications in such form as may be agreed upon by the Borrowers and the Issuing Bank from time to time which are entered into pursuant to ss.3 hereof, as such Letter of Credit Applications are amended, varied or supplemented from time to time; provided, however, in the event of any conflict or inconsistency between the terms of any Letter of Credit Application and this Credit Agreement, the terms of this Credit Agreement shall control.

         LETTER OF CREDIT FEE. See ss.5.1(b).

         LETTER OF CREDIT PARTICIPATION. See ss.3.1(b).

         LOAN AND LETTER OF CREDIT REQUEST. SEE ss.2.6.

         LOAN DOCUMENTS. This Credit Agreement, the Joinder Agreement(s), the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Documents and Fee Letter, each as amended and in effect from time to time.

         LOAN PERCENTAGE(S). With respect to each Lender as of a particular date, such Lender's portion of and participating interests in (calculated as a percentage) the sum of (i) the outstanding principal amount of the Revolving Credit Loans on such date, (ii) the outstanding principal amount of the Term Loan on such date, (iii) the outstanding principal amount of the Swing Line Loans on such date, (iv) the uncollateralized Maximum Drawing Amount of Letters of Credit and any unpaid Reimbursement Obligations on such date and, (v) with respect to the definition of Majority Lenders and ss.15.8 only, the unused Commitments on such date.

         LOANS. Revolving Credit Loans, Swing Line Loans and the Term Loan made or to be made by the Lenders to the Borrowers hereunder.

         LOWE'S STORE. Any permanent store or site from which any of the Borrowers offer Rental Equipment for rent to the public that is located in or adjacent to a home improvement/construction supply store owned or operated, directly or indirectly, by Lowe's Companies, Inc.

         MAJORITY CONSENT. See ss.8.4.1(a).

         MAJORITY LENDERS. As of any date, the Lenders whose aggregate percentages constitute at least fifty-one percent (51%) of the Loan Percentages, provided that for purposes of this definition "Lender" shall not include any Delinquent Lender until such Delinquent Lender is no longer deemed a Delinquent Lender under ss.15.6.3.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount at any time of determination that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to terms of the Letters of Credit.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate.

         NET CASH PROCEEDS. With respect to any Subordinated Debt Offering, the excess of the gross cash proceeds received by such Person from such Subordinated Debt Offering after deduction of reasonable and customary transaction expenses (including without limitation, underwriting discounts and commissions) actually incurred in connection with the Subordinated Debt Offering.

         NEW EQUITY OFFERING. See ss.10.12.

         NEW SUBSIDIARY. See the definition of EBIT.

         NOTES. The Revolving Credit Notes, Swing Line Note and Term Notes.

         OBLIGATIONS. All indebtedness, obligations and liabilities of the Borrowers to any of the Lenders, the Administrative Agent or the Issuing Bank, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents, or under any Swap Contract (but only to the extent such indebtedness, obligations, or liabilities under such Swap Contract become due and owing during the term of this Credit Agreement) between the Borrowers and any Person who was a Lender at the time of the making of such Swap Contract, or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Letter of Credit Applications, the Letters of Credit, the Notes or any other instrument at any time evidencing any thereof.

         OUTSTANDING or OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreement, and any quarterly updates thereof provided to the Administrative Agent.

         PERMITTED EQUIPMENT SECURITIZATION. An Equipment Securitization in respect of which:

         (a) the Equipment Securitization Obligations are non-recourse to the Borrowers other than to the extent permitted under ss.8.1(l) hereof,

         (b) in the case of a sale or other disposition by a Borrower of equipment, inventory or related assets of such Borrower to the ES SPV party to such Equipment Securitization, the Borrower receives cash at least equal to the greater of 100% of (i) the net book value or (ii) the fair market value of such assets and the Administrative Agent's security interest under the Security Documents attaches to whatever cash or other assets are or are to be received by the Borrower in exchange for such sale or other disposition,

         (c) in the case of a financing by the ES SPV secured by equipment, inventory or related assets of a Borrower, the financing terms are no less favorable to the Borrower than obtainable on an arm's length basis with a third party lender that is not an Affiliate of the Borrower and the Administrative Agent's security interest under the Security Documents attaches to whatever cash or other assets are or are to be received by the Borrower in exchange for the incurrence of the related financing obligations,

         (d) in the case of a lease to a Borrower by the ES SPV of equipment, inventory or related assets, the terms are no less favorable than obtainable on an arm's length basis with a third party lessor that is not an Affiliate of the Borrower and the Administrative Agent's security interest under the Security Documents attaches to the Borrower's leasehold interest therein,

         (e) no lien is granted by a Borrower to the ES SPV on or in (i) any rental contracts with third parties relating to any lease or sublease by the

Borrower as lessor or sublessor of any equipment, inventory or related assets transferred to or financed by the ES SPV or (ii) any proceeds thereof,

         (f) the Borrower party to the Equipment Securitization and the ES SPV have entered into an Intercreditor Agreement with the Administrative Agent and the Administrative Agent's security interests under the Security Documents attach, subject to the Intercreditor Agreement, to such interests, rights and assets as may be required by the Agents, and

         (g) the terms and conditions are otherwise acceptable to the Agents (including, without limitation, a determination as to which assets may be sold or transferred as part of such Equipment Securitization).

         PERMITTED EQUIPMENT SECURITIZATION LIENS. (a) Any lien upon any assets or rights of the ES SPV, (b) liens on the equipment, inventory or related assets of the Borrowers, subject to an Intercreditor Agreement and on the stock (or other equity interests) of the ES SPV granted, in each case, pursuant to a Permitted Equipment Securitization, and (c) any assignment of, lien on, or other security interest in any lease between the Borrowers, as lessees, and the ES SPV, as lessor (but not on any leases or rental contracts or related lease payment rights or receivables between any of the Borrowers, as lessors or sublessors, and rental customers) pursuant to a Permitted Equipment Securitization.

         PERMITTED EQUIPMENT TRANSFER. In connection with a Permitted Equipment Securitization, any sale, assignment, pledge or other transfer by such Borrower of equipment, inventory or related assets (but which shall not include the rental contracts with third parties and the proceeds thereof related to any such equipment, inventory or related assets) to the ES SPV.

         PERMITTED LIENS.  See ss.8.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PLEDGE AGREEMENTS. The Amended and Restated Pledge Agreements among the Borrowers that are pledgors thereunder and the Administrative Agent, as amended and in effect from time to time, pursuant to which 100% of the capital stock or equity interests of each Borrower (other than the Parent) is pledged to the Administrative Agent for the benefit of the Lenders as security for all the Obligations.

         PRICING RATIO. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending June 30, 2000, the ratio of (a) Funded Debt as at the end of such quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date.

         PRICING TABLE:

---------- ------------------------ --------------- ------------ -------------- -------------- --------------
                                      APPLICABLE    APPLICABLE    APPLICABLE     APPLICABLE     APPLICABLE
  LEVEL         PRICING RATIO          REVOLVER      REVOLVER     COMMITMENT     EURODOLLAR      BASE RATE
                                      EURODOLLAR     BASE RATE       RATE         TERM LOAN     TERM MARGIN
                                        MARGIN        MARGIN      (PER ANNUM)      MARGIN       (PER ANNUM)
                                     (PER ANNUM)    (PER ANNUM)                  (PER ANNUM)
---------- ------------------------ --------------- ------------ -------------- -------------- --------------
    1          Less than 2.50x          1.75%          0.50%        0.375%          3.25%          2.00%
---------- ------------------------ --------------- ------------ -------------- -------------- --------------
    2       Greater than or equal       2.00%          0.75%        0.375%          3.25%          2.00%
             to 2.50:1 but less
                 than 3.00:1
---------- ------------------------ --------------- ------------ -------------- -------------- --------------
    3       Greater than or equal       2.25%          1.00%        0.375%          3.50%          2.25%
             to 3.00:1 but less
                 than 3.50:1
---------- ------------------------ --------------- ------------ -------------- -------------- --------------
    4       Greater than or equal       2.50%          1.25%        0.500%          3.50%          2.25%
             to 3.50:1 but less
                 than 4.00:1
---------- ------------------------ --------------- ------------ -------------- -------------- --------------
    5       Greater than or equal       2.75%          1.50%        0.500%          3.50%          2.25%
                  to 4.00:1
---------- ------------------------ --------------- ------------ -------------- -------------- --------------




         For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the applicable margin shall be the margin set forth above with respect to the Pricing Ratio, determined for the period ending on the fiscal quarter-end immediately preceding the applicable Rate Adjustment Period.

         Notwithstanding the foregoing, (a) if the Borrowers fail to deliver any Compliance Certificate in accordance with ss.7.4(c) hereof, then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the applicable margin shall be the highest rate set forth above, subject to adjustment prospectively upon actual receipt of such Compliance Certificate, and (b) the pricing during the period from the Closing Date until receipt of the Compliance Certificate for the fiscal year ended December 31, 2000 shall be Level 5 of the Pricing Table.

         PRIOR CREDIT AGREEMENT. See Preamble.

         RATE ADJUSTMENT PERIOD. See the definition of Pricing Table.

         RCRA. See definition of Release.

         REAL PROPERTY. All real property heretofore, now, or hereafter owned or leased (as lessee or sublessee) by any Borrowers.

         REDUCTION AMOUNT. See ss.8.13.

         REGISTER. See ss.18.3.

         REIMBURSEMENT OBLIGATION. The Borrowers' joint and several obligations to reimburse the Issuing Bank and the Revolving Credit Lenders on account of any drawing under any Letter of Credit as provided in ss.3.2.

         RELEASE. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42

U.S.C. ss.ss.9601 ET SEQ. ("CERCLA") and the term "DISPOSAL" (OR "DISPOSED") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss.6901 ET SEQ. ("RCRA") and regulations promulgated thereunder; PROVIDED THAT in the event either CERCLA or RCRA is amended so as to amend the meaning of any term defined thereby, such amended meaning shall apply as of the effective date of such amendment and PROVIDED FURTHER, to the extent that the laws of a state wherein the property lies establishes a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

         REPLACED LENDER. See ss.5.11(b).

         RENTAL EQUIPMENT. With respect to any Borrower, all goods, inventory and equipment held for rental by such Borrower in the ordinary course of business and all goods, inventory and equipment held for sale by such Borrower in the ordinary course of business.

         RENTAL EXPENSE. All payments and rental charges made by any of the Borrowers during any applicable fiscal period with respect to operating leases for Rental Equipment (including, but not limited to, operating leases with respect to Equipment Securitization Obligations).

         REQUIRED REVOLVING CREDIT LENDERS. As of any date, the Revolving Credit Lenders whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment, or if the Commitments have been terminated, at least fifty-one percent (51%) of the sum of the Revolving Credit Loans outstanding PLUS participating interests in the Maximum Drawing Amounts of Letters of Credit outstanding PLUS Swing Line Loans outstanding PLUS unpaid Reimbursement Obligations in respect of Letters of Credit outstanding.

         REPLACEMENT LENDER. See ss.5.11.

         REPLACEMENT NOTICE. See ss.5.11.

         RESERVE RATE. The rate, expressed as a decimal, at which the Lenders would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any subsequent or similar regulation relating to such reserve requirements) against "Eurocurrency Liabilities" (as such term is defined in Regulation D), or against any other category of liabilities which might be incurred by the Lenders to fund Eurodollar Loans, if such liabilities were outstanding. The Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Rate.

         RESTRICTED SUBSIDIARIES. Collectively, all Subsidiaries of the Parent which are not Unrestricted Subsidiaries.

         REVOLVING CREDIT LENDERS. Each of the Lenders holding a Commitment as set forth on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Revolving Credit Lender pursuant to ss.18.

         REVOLVING CREDIT LOANS. Revolving Credit Loans advanced to the Borrowers pursuant to ss.2.1.

         REVOLVING CREDIT MATURITY DATE. July 20, 2004, or such earlier date on which the Obligations become due and owing.

         REVOLVING CREDIT NOTES. See ss.2.3.

         SEC. The Securities and Exchange Commission or any successor thereto.

         SECTION 20 SUBSIDIARY. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

         SECURITIES ACT. The Securities Act of 1933, as amended.

         SECURITY AGREEMENT. The Amended and Restated Security Agreement, dated as of the Closing Date, among the Borrowers and the Administrative Agent, as supplemented, amended and effective from time to time.

         SECURITY DOCUMENTS. The Security Agreement, the Pledge Agreements, and any other instruments and documents, including, without limitation, Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document or evidencing or perfecting the Administrative Agent's lien on the assets of the Borrowers for the benefit of the Lenders.

         SELLER NOTES. See the definition of Subordinated Debt.

         SENIOR FUNDED DEBT. At any time of determination, the result of Funded Debt MINUS the aggregate principal amount of Subordinated Debt outstanding as of such date.

         SENIOR SUBORDINATED INDENTURE. The Indenture, dated as of December 11, 1998, among the Parent, certain Subsidiaries of the Parent and The Bank of New York, as trustee, in the form delivered to the Administrative Agent prior to the Closing Date.

         SENIOR SUBORDINATED NOTES. The 10 3/8% Senior Subordinated Notes due 2008 issued by the Parent, or to be issued by the Parent, in the aggregate principal amount of up to $225,000,000 pursuant to the Senior Subordinated Indenture, in the form delivered to the Administrative Agent prior to the Closing Date.

         SERIES A PREFERRED STOCK. Series A Preferred Stock issued by the Parent pursuant to the Certificate of Designation of Convertible Preferred Stock, Series A, dated as of July 20, 1999, consisting of not more than 100,000 shares.

         SERIES B PREFERRED STOCK. Series B Preferred Stock issued or to be issued by the Parent pursuant to the Certificate of Designation of Convertible Preferred Stock, Series B, dated as of August 2, 2000, consisting of not more than 100,000 shares.

         SETTLEMENT. The making or receiving of payments, in immediately available funds, by the Revolving Credit Lenders to or from the Administrative Agent in accordance with ss.2.8 hereof to the extent necessary to cause each such Lender's actual share of the outstanding amount of the Revolving Credit Loans to be equal to such Lender's Commitment Percentage of the outstanding amount of such Revolving Credit Loans, in any case when, prior to such action, the actual share is not so equal.

         SETTLEMENT AMOUNT. See ss.2.8(b).

         SETTLEMENT DATE. See ss.2.8(b).

         SETTLING LENDER. See ss.2.8(b).

         SIGNIFICANT SUBSIDIARY. Any Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X (17 CFR 210), as amended from time to time.

         SUBORDINATED DEBT. Collectively (a) the Indebtedness existing as of the Closing Date in respect of the Senior Subordinated Notes, (b) the Subordinated Debt Offering, and (c) other unsecured Indebtedness of the Parent or a Restricted Subsidiary of the Parent that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and that contains subordination provisions substantially similar to those attached as EXHIBIT G hereto or EXHIBIT G to the Prior Credit Agreement ("Prior Exhibit G") or are evidenced by the unsecured subordinated notes listed on SCHEDULE 4 (all Indebtedness under this clause (c) shall be referred to herein as the "Seller Notes"); PROVIDED THAT the principal amount of any scheduled principal payments of any Seller Notes occurring within twelve (12) months after the date of determination shall not be counted as "Subordinated Debt" for the purposes of ss.ss.4.4.2 and 9.2.

         SUBORDINATED DEBT OFFERING. The unsecured Indebtedness of the Parent (and subordinated unsecured guarantees thereof by its Restricted Subsidiaries) issued or to be issued pursuant to (a) the Senior Subordinated Indenture, or (b) a high-yield debt offering, either pursuant to a public offering of debt securities or a private placement of debt securities on terms no less favorable to the Lenders than terms of "market" public senior subordinated unsecured debt, in each case with all principal payments amortizing after the Term Loan Maturity Date and on other terms substantially similar to those contained in the Senior Subordinated Indenture or on terms reasonably satisfactory to the Administrative Agent.

         SUBSIDIARY. Any corporation, association, trust, partnership, limited liability company or other business entity of which the designated parent shall at any time own directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority (by number of votes) of the outstanding capital stock or other interest entitled to vote generally.

         SUBSTITUTE LENDER. See ss.5.11(b).

         SWAP CONTRACTS. Any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or other similar agreement (including any option to enter into any of the foregoing).

         SWING LINE LOANS. Loans converted or made by Fleet to the Borrowers pursuant to ss.2.8.

         SWING LINE NOTE. See ss.2.8.

         SYNDICATION AGENT. See Preamble.

         SYNTHETIC LEASE. Any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes.

         TERM LOAN. The term loan made or to be made by the Term Loan Lenders to the Borrowers on the Closing Date in the aggregate principal amount of $400,000,000, as such amount may be increased pursuant to ss.4.1(b) hereof.

         TERM LOAN LENDERS. Each of the Lenders holding a portion of the Term Loan as set forth on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Term Loan Lender pursuant to ss.18.

         TERM LOAN MATURITY DATE. July 20, 2006, or such earlier date on which the Obligations become due and owing.

         TERM LOAN PERCENTAGE. With respect to each Term Loan Lender, the percentage set forth on SCHEDULE 1 (subject to adjustment in accordance with ss.18 and ss.4.4.3 hereof) as such Lender's percentage of the Term Loan.

         TERM NOTES. See ss.4.2.

         TERM NOTE RECORD. A record with respect to a Term Note.

         TOTAL COMMITMENT. See ss.2.1.

         UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practices for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         UNEXPENDED FUNDS. Any amounts committed to purchase Rental Equipment pursuant to (b)(ii) of the definition of Excess Cash Flow which were not actually expended within 270 days after the prior fiscal year end.

         UNRESTRICTED SUBSIDIARIES. See ss.8.3(l).

         UNUSED DEBT BASKET AMOUNT. The amount of additional Indebtedness which could be incurred under ss.8.1(d) from time to time.

         SS.1.2.  RULES OF INTERPRETATION.

         (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

         (b) The singular includes the plural and the plural includes the singular.

         (c) A reference to any law includes any amendment or modification to such law.

         (d) A reference to any Person includes its permitted successors and permitted assigns.

         (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

         (f) The words "include," "includes" and "including" are not limiting.

         (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York have the meanings assigned to them therein.

         (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

         (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

         (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

         (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

         (m) It is the intent of the parties that all Equipment Securitization Obligations of the Parent, a Restricted Subsidiary or an Unrestricted Subsidiary, whether on or off balance sheet, shall be treated as balance sheet Indebtedness of the Borrowers on a consolidated basis without duplication except as expressly noted otherwise herein.

         SS.2.  THE REVOLVING CREDIT FACILITY.

         SS.2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Revolving Credit Lenders severally agrees (i) on the Closing Date, to convert the revolving credit loans outstanding and owed under the Prior Credit Agreement into Revolving Credit Loans under this Credit Agreement and (ii) to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from time to time from the Closing Date to the Revolving Credit Maturity Date, upon notice by the Borrowers to the Administrative Agent given in accordance with ss.2.6, its Commitment Percentage of the Revolving Credit Loans as are requested by the Parent on behalf of the Borrowers, PROVIDED THAT the outstanding amount of Revolving Credit Loans (after giving effect to all amounts requested), Swing Line Loans, unpaid Reimbursement Obligations and the Maximum Drawing Amount shall not exceed a maximum aggregate amount outstanding of $525,000,000 at any time, as such amount may be reduced or increased, as the case may be, pursuant to ss.2.2 or ss.4.4.2(c) hereof (the "Total Commitment"). The Revolving Credit Loans shall be made PRO RATA in accordance with each Revolving Credit Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrowers that the conditions set forth in ss.10 and ss.11, as the case may be, have been satisfied on the date of such request.

         SS.2.2. REDUCTION OF TOTAL COMMITMENT; INCREASES OF TOTAL COMMITMENT.

         (a) The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or terminate entirely, the Total Commitment, whereupon the Commitments of the Revolving Credit Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. The Administrative Agent will notify the Revolving Credit Lenders promptly after receiving any notice of the Borrowers delivered pursuant to this ss.2.2.

         (b) No reduction or termination of the Commitments once made may be revoked; the portion of the Commitments reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed.

         (c) Unless a Default or an Event of Default has occurred and is continuing or, taking into account such increase, would exist, the Borrowers may request that the Total Commitment may be increased by an amount not to exceed
(i) $25,000,000 or (ii) provided that the applicable Leverage Ratio in ss.9.1 is set at 4:00:1 or less, $75,000,000, MINus, in each case, any increases made or to be made under ss.4.1(b); PROVIDed, FURTHER, that (i) no Revolving Credit Lender shall have any obligation to increase its Commitment, (ii) in the event that it becomes necessary to include any new Revolving Credit Lender(s) to provide additional principal amounts under this ss.2.2(c), such new Revolving Credit Lender(s) must be reasonably acceptable to the Administrative Agent and the Borrowers, and (iii) the Revolving Credit Lenders' Commitment Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the Total Commitment.

         SS.2.3. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT A-1 hereto (each a "Revolving Credit Note") dated as of the Closing Date (or such other date on which a Person may become a party hereto in accordance with ss.18 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Revolving Credit Lender to make or cause to be made, in connection with a Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Revolving Credit Lender's Revolving Credit Note, an appropriate notation on such Lender's records reflecting the making of such Revolving Credit Loan or the receipt of such payment (as the case may be). The outstanding amount of the Revolving Credit Loans set forth on such Lender's record shall in the absence of manifest error be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligation of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

         SS.2.4. INTEREST ON REVOLVING CREDIT LOANS AND SWING LINE LOANS. Except as otherwise provided in ss.5.6, the outstanding principal amount of the Revolving Credit Loans shall bear interest at the rate per annum equal to (a) the Base Rate PLUS the Applicable Revolver Base Rate Margin on Base Rate Loans or (b) the Eurodollar Rate PLUS the Applicable Revolver Eurodollar Margin on Eurodollar Loans and the outstanding principal amount of the Swing Line Loans shall bear interest at the rate per annum equal to the Base Rate PLUS the Applicable Revolver Base Rate Margin. The Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan and Swing Line Loan (i) quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter, commencing October 1, 2000, on Base Rate Loans, (ii) the last day of the applicable Interest Period, and if such Interest Period is longer than three (3) months, also on the day which is three (3) months and, if applicable, six (6) months and nine (9) months, after the commencement of such Interest Period, on Eurodollar Loans, and (iii) on the Revolving Credit Maturity Date for all Revolving Credit Loans and Swing Line Loans.

         SS.2.5. ELECTION OF EURODOLLAR RATE; NOTICE OF ELECTION; INTEREST PERIODS; MINIMUM AMOUNTS.

         (a) At the Borrowers' option, so long as no Default or Event of Default has occurred and is then continuing, the Borrowers may (i) elect to convert any Revolving Credit Loan (other than a Swing Line Loan) which is a Base Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan and Letter of Credit Request, specify that a requested Revolving Credit Loan shall be a Eurodollar Loan, or (iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, PROVIDED THAT the Borrowers give notice to the Administrative Agent pursuant to ss.2.5(b) hereof. Upon determining any Eurodollar Rate, the Administrative Agent shall forthwith provide notice thereof to the Borrowers and the Revolving Credit Lenders, and each such notice to the Borrowers and such Lenders shall be considered PRIMA FACIE correct and binding, absent manifest error.

         (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrowers shall give telephonic notice (confirmed by telecopy on the same Eurodollar Business Day) to the Administrative Agent not later than 1:00 p.m. (Boston time) of their election pursuant to ss.2.5(a). Each such notice delivered to the Administrative Agent shall specify the aggregate principal amount of the Revolving Credit Loans to be borrowed or maintained as or converted to Eurodollar Loans and the requested duration of the Interest Period that will be applicable to such Eurodollar Loan, and shall be irrevocable and binding upon the Borrowers. If the Borrowers shall fail to give the Administrative Agent notice of their election hereunder together with all of the other information required by this ss.2.5(b) with respect to any Revolving Credit Loan, such Revolving Credit Loan shall be deemed a Base Rate Loan. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any Eurodollar Loan as such, then such Eurodollar Loan shall be automatically converted to a Base Rate Loan.

         (c) Notwithstanding anything herein to the contrary, the Borrowers may not specify an Interest Period that would extend beyond the Revolving Credit Maturity Date.

         (d) All Revolving Credit Loans shall be in a minimum amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. In no event shall the Borrowers have more than twenty (20) different maturities of Eurodollar Loans (whether Revolving Credit Loans or a portion of the Term Loan) outstanding at any time.

         SS.2.6.  REQUESTS FOR REVOLVING CREDIT LOANS AND SWING LINE LOANS.

         (a) The Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed by telecopy on the same Business Day in the form of EXHIBIT C hereto) of each Revolving Credit Loan and Swing Line Loan requested hereunder (a "Loan and Letter of Credit Request") not later than (a) 12:00 p.m. (Boston time) on the day of the proposed Drawdown Date of any Base Rate Loan, or (b) 1:00 p.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan, or (c) 2:30 p.m. (Boston time) on the day of the proposed Drawdown Date of funding of any Swing Line Loan. Each such Loan and Letter of Credit Request shall be given by the Borrowers and shall specify the principal amount of the Revolving Credit Loan and Swing Line Loan requested, if a Revolving Credit Loan, whether such Revolving Credit Loan is a Base Rate Loan or a Eurodollar Loan, the Drawdown Date of such Loan and shall include the Maximum Drawing Amount of all Letters of Credit and the amount of all outstanding Loans. Each Loan and Letter of Credit Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Loan requested from the applicable Revolving Credit Lenders on the proposed Drawdown Date.

         (b) Each of the representations and warranties made by or on behalf of the Borrowers to the Lenders, the Administrative Agent or the Issuing Bank in this Credit Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Credit Agreement, be deemed to be repeated on and as of the date of the submission of any Loan and Letter of Credit Request and on and as of the Drawdown Date of such Loan, or the date of issuance of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties expressly relate solely to an earlier date). The Administrative Agent shall promptly notify each Revolving Credit Lender of each Loan and Letter of Credit Request (other than requests for Swing Line Loans only) received by the Administrative Agent and provide, upon request by any Revolving Credit Lender, a monthly summary with respect to Letters of Credit issued hereunder.

         SS.2.7.  FUNDS FOR REVOLVING CREDIT LOANS.

         (a) Not later than 2:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Revolving Credit Lenders will make available to the Administrative Agent, at the Administrative Agent's Boston Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Revolving Credit Lender of such amount, and upon receipt of the documents required by ss.ss.10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrowers in immediately available funds the





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aggregate amount of such Revolving Credit Loans made available to the
Administrative Agent by the Revolving Credit Lenders. The failure or refusal of any Revolving Credit Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Revolving Credit Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

         (b) The Administrative Agent may, unless notified to the contrary by any Revolving Credit Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Revolving Credit Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (ii) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent and the denominator of which is 365. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence, absent manifest error, of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

         SS.2.8.  SWING LINE LOANS; SETTLEMENTS.

         (a) Solely for ease of administration of the Revolving Credit Loans and so long as the Administrative Agent has not received a written notice pursuant to ss.7.15 of a Default or Event of Default, Fleet may, upon receipt of a Loan and Letter of Credit Request requesting a Swing Line Loan no later than 2:30 p.m. (Boston time) on the proposed date of funding, but shall not be required to, fund Base Rate Loans made in accordance with the provisions of this Credit Agreement ("Swing Line Loans") for periods not to exceed seven (7) days in any one case, bearing interest as set forth in ss.2.4. The Swing Line Loans shall be evidenced by a promissory note of the Borrowers in substantially the form of EXHIBIT A-2 hereto (the "Swing Line Note") dated as of the Closing Date, and shall each be in a minimum amount of $100,000 or greater, PROVIDED THAT the outstanding amount of Swing Line Loans advanced by Fleet hereunder shall not exceed $50,000,000 at any time. Each Revolving Credit Lender shall remain severally and unconditionally liable to fund its PRO RATA share (based upon each Revolving Credit Lender's Commitment Percentage) of such Swing Line Loans on each Settlement Date and, in the event Fleet chooses not to fund all Swing Line Loans requested on any date, to fund its Commitment Percentage of the Base Rate Loans requested, subject to satisfaction of the provisions hereof relating to the making of Base Rate Loans. Prior to each Settlement, all payments or repayments of the principal of, and interest on, Swing Line Loans shall be credited to the account of Fleet.

         (b) The Revolving Credit Lenders shall effect Settlements on (i) the Business Day immediately following any day which the Administrative Agent gives written notice to the Revolving Credit Lenders to effect a Settlement, (ii) the Business Day immediately following the Administrative Agent's becoming aware of the existence of any Default or Event of Default, (iii) the Revolving Credit Maturity Date, (iv) on the third Business Day following any date on which the Borrowers request a conversion of a Swing Line Loan into a Eurodollar Rate Loan, and (v) in any event, the seventh day on which any Swing Line Loan remains outstanding (each such date, a "Settlement Date"). One (1) Business Day prior to each such Settlement Date, the Administrative Agent shall give telephonic notice to the Revolving Credit Lenders of (A) the respective outstanding amount of Revolving Credit Loans made by each Revolving Credit Lender as at the close of business on the prior day, (B) the amount that any Revolving Credit Lender, as applicable (a "Settling Lender"), shall pay to effect a Settlement (a "Settlement Amount"). A statement of the Administrative Agent submitted to the Revolving Credit Lenders with respect to any amounts owing hereunder shall be PRIMA FACIE evidence of the amount due and owing. Each Settling Lender shall, not later than 1:00 p.m. (Boston time) on each Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent at the Administrative Agent's Boston Office in the amount of such Lender's Settlement Amount. All funds advanced by any Revolving Credit Lender as a Settling Lender pursuant to this ss.2.8 shall for all purposes be treated as a Base Rate Loan to the Borrowers.

         (c) The Administrative Agent may (unless notified to the contrary by any Settling Lender by 12:00 noon (Boston time) one (1) Business Day prior to the Settlement Date) assume that each Settling Lender has made available (or will make available by the time specified in ss.2.8(b)) to the Administrative Agent its Settlement Amount, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, effect Settlements. If the Settlement Amount of such Settling Lender is made available to the Administrative Agent on a date after such Settlement Date, such Settling Lender shall pay the Administrative Agent on demand an amount equal to the product of
(i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period TIMES (ii) such Settlement Amount TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such

Settlement Date to but not including the date on which such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 365. Upon payment of such amount such Settling Lender shall be deemed to have delivered its Settlement Amount on the Settlement Date and shall become entitled to interest payable by the Borrowers with respect to such Settling Lender's Settlement Amount as if such share were delivered on the Settlement Date. If such Settlement Amount is not in fact made available to the Administrative Agent by such Settling Lender within five (5) Business Days of such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers, with interest thereon at the Base Rate.

         (d) After any Settlement Date, any payment by the Borrowers of Swing Line Loans hereunder shall be allocated PRO RATA among the Revolving Credit Lenders, in accordance with such Lender's Commitment Percentage.

         (e) If, prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this ss.2.8, a Default or Event of Default has occurred and is continuing, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to its Commitment Percentage of such Swing Line Loans. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Administrative Agent will deliver to such Revolving Credit Lender a Swing Line participation certificate dated the date of receipt of such funds and in such amount.

         (f) Whenever, at any time after the Administrative Agent has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in the Swing Line Loans pursuant to clause (e) above, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Administrative Agent is required to be returned, such Revolving Credit Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it in like funds as such payment is required to be returned by the Administrative Agent.

         (g) Each Revolving Credit Lender's obligation to purchase participating interests pursuant to clause (e) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Administrative Agent, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers or any other Person; (iv) any breach of this Credit Agreement by the Borrowers or any other Lender or the Administrative Agent; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         SS.2.9. MATURITY OF THE REVOLVING CREDIT LOANS. The Revolving Credit Loans and Swing Line Loans shall be due and payable on the Revolving Credit Maturity Date. The Borrowers jointly and severally promise to pay on the






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





Revolving Credit Maturity Date all Revolving Credit Loans, Swing Line Loans and all unpaid Reimbursement Obligations outstanding on such date, together with any and all accrued and unpaid interest thereon.

         SS.2.10. MANDATORY REPAYMENTS OF THE REVOLVING CREDIT LOANS AND SWING LINE LOANS AND REIMBURSEMENT OBLIGATIONS.

         (a) If at any time the sum of the outstanding amount of the Revolving Credit Loans PLUS the Swing Line Loans PLUS the Maximum Drawing Amount PLUS unpaid Reimbursement Obligations exceeds the Total Commitment, whether by reduction of the Total Commitment or otherwise, then the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for application, first, to any Swing Line Loans, second, to unpaid Reimbursement Obligations, third, to the Revolving Credit Loans, or if no Revolving Credit Loans shall be outstanding, to be held by the Administrative Agent as collateral security for the Reimbursement Obligations, PROVIDED, HOWEVER, that if the amount of cash collateral held by the Administrative Agent pursuant to this ss.2.10 exceeds the amount of the Reimbursement Obligations, the Administrative Agent shall return such excess to the Borrowers. Each payment of any unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Revolving Credit Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Revolving Credit Lender's Revolving Credit Note with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

         (b) If at any time the ratio set forth in ss.9.4 is greater than 1:1, then the Borrowers shall, within ten (10) days of knowledge of such occurrence, pay the Dollar amount needed to eliminate such excess to the Administrative Agent for application first, to any Swing Line Loans (if applicable), second, to any unpaid Reimbursement Obligations, and third, to any Revolving Credit Loans, or if no Revolving Credit Loans shall be outstanding, to be held by the Administrative Agent as collateral security for the Reimbursement Obligations, provided, however, that if the amount of cash collateral held by the Administrative Agent pursuant to this ss.2.10(b), exceeds the amount of the Reimbursement Obligations required to be collateralized pursuant to this ss.2.10, the Administrative Agent shall return such excess to the BorrowerS. Payment of such excess within the time period specified herein shall constitute a cure of any Default or Event of Default under ss.9.4 which was triggered by such excess, PROVIDed that no default exists under the Subordinated Debt.

         (c) In connection with any Permitted Equipment Securitization, any payment required to be made by the Borrowers pursuant to ss.8.13(b) shall be applied by the Administrative Agent first, to any Swing Line Loans, second, to unpaid Reimbursement Obligations, and third, to the Revolving Credit Loans, ratably, based on the Revolving Credit Lenders' Commitment Percentages. Any payment made by the Borrowers pursuant to ss.8.13(b) shall not serve to reduce the Total Commitment hereunder.









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





         (d) The Borrowers shall use the net proceeds of the New Equity Offering and the amount of increase in the Term Loan from the amount of the Term Loan under the Prior Credit Agreement to pay down the Revolving Credit Loans, such payments to be applied in the manner set forth in subsection (c) above. Any payments made hereunder shall not reduce the Total Commitment.

         SS.2.11. OPTIONAL PREPAYMENTS OF REVOLVING CREDIT LOANS AND SWING LINE LOANS. The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Revolving Credit Loans and Swing Line Loans, as a whole or in part, at any time without penalty or premium (other than the obligation to reimburse the Revolving Credit Lenders and the Administrative Agent pursuant to ss.5.8 hereof). The Borrowers shall give written notice to the Administrative Agent, (or telephonic notice confirmed in writing) no later than
(a) 1:00 p.m. (Boston time) on the Business Day of the proposed prepayment of any Base Rate Loan, (b) 1:00 p.m. (Boston time) three (3) Eurodollar Business Days prior to the proposed prepayment of any Eurodollar Loan or (c) 2:30 p.m. (Boston time) on the Business Day of the proposed prepayment of any Swing Line Loan, in each case specifying the proposed date of prepayment of the Revolving Credit Loans or Swing Line Loans and the principal amount to be paid. Each such partial repayment of (i) the Revolving Credit Loans shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (ii) the Swing Line Loans shall be in the amount of $100,000 or a greater integral multiple of $10,000 in excess thereof, and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrowers, first to the principal of Base Rate Loans and then to the principal of Eurodollar Loans. Payments received from the Borrowers hereunder shall be applied only to Revolving Credit Loans. Each partial prepayment of Revolving Credit Loans shall be allocated among the Revolving Credit Lenders in proportion, as nearly as practicable, to the respective unpaid principal amount of each Revolving Credit Lender's Revolving Credit Loans with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

         SS.3. LETTERS OF CREDIT.

         SS.3.1. LETTER OF CREDIT COMMITMENTS.

         (a) Subject to the terms and conditions hereof and the execution and receipt of a Loan and Letter of Credit Request reflecting the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit) and the outstanding Revolving Credit Loans and Swing Line Loans, the Issuing Bank, on behalf of the Revolving Credit Lenders, with respect to each Revolving Credit Lender's Commitment Percentage and in reliance upon the agreement of the Revolving Credit Lenders set forth in ss.3.1(b) and upon the representations and warranties of the Borrowers contained herein, agrees to issue, extend, and renew for the account of the Borrowers one or more Letters of Credit, in such form as may be requested from time to time by the Borrowers and agreed to by the Issuing Bank; PROVIDED, HOWEVER, that, after giving effect to such request, the Maximum Drawing Amount of all Letters of Credit PLUS all unpaid Reimbursement






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Obligations shall not exceed the lesser of (A) $50,000,000 or (B) the Total
Commitment MINUS the aggregate outstanding amount of the Revolving Credit Loans and the Swing Line Loans. No Letter of Credit shall have an expiration date later than the earlier of (i) one (1) year after the date of issuance of the Letter of Credit (which may incorporate automatic renewals for periods of up to one (1) year, PROVIDED THAT no later than thirty (30) days prior to the date of any automatic renewal the Issuing Bank may terminate such Letter of Credit), or
(ii) fourteen (14) days prior to the Revolving Credit Maturity Date. Each Letter of Credit so issued, extended or renewed shall (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein and (ii) be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices.

         (b) Each Revolving Credit Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage thereof, to reimburse the Issuing Bank on demand for the amount of each draft or other form of demand for payment paid by the Issuing Bank under each Letter of Credit issued, extended or renewed in accordance with the terms hereof to the extent that such amount is not reimbursed by the Borrowers pursuant to ss.3.2 (such agreement for a Revolving Credit Lender being called herein the "Letter of Credit Participation" of such Lender). Each Revolving Credit Lender agrees that its obligation to reimburse the Issuing Bank pursuant to this ss.3.1(b) shall not be affected in any way by any circumstance other than the gross negligence or willful misconduct of the Issuing Bank.

         (c) Each such payment made by a Revolving Credit Lender to the Issuing Bank shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under ss.3.2 in an amount equal to such payment. Each Revolving Credit Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.3.2.

         (d) All Letters of Credit outstanding under the Prior Credit Agreement shall constitute Letters of Credit hereunder.

         SS.3.2. REIMBURSEMENT OBLIGATION OF THE BORROWERS. In order to induce the Issuing Bank to issue, extend and renew Letters of Credit and the Revolving Credit Lenders to participate therein, the Borrowers, hereby jointly and severally agree, in accordance with and subject to the provisions of ss.5.12, to reimburse or pay to the Issuing Bank with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder as follows:

         (a) on each date that any draft or other form of demand for payment presented under any Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Revolving Credit Lender in connection with




                                      -32-
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any payment made by the Issuing Bank or any Revolving Credit Lender under, or with respect to, such Letter of Credit; PROVIDED HOWEVER, if the Borrowers do not reimburse the Issuing Bank on the Drawdown Date, such amount shall, provided that no Event of Default under ss.ss.13.1(g) or 13.1(h) has occurred, become automatically a Revolving Credit Loan which is a Base Rate Loan advanced hereunder in an amount equal to such sum; and

         (b) upon the Revolving Credit Maturity Date or the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations in accordance with ss.13, an amount equal to the Maximum Drawing Amount, which amount shall be paid by the Borrowers to the Administrative Agent as cash collateral for the Reimbursement Obligations.

         Each such payment shall be made to the Administrative Agent at the Administrative Agent's Boston Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this ss.3.2 which has not become a Revolving Credit Loan under paragraph (a) of this ss.3.2 at any time from the date such amounts become due and payable (whether as stated in this ss.3.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in ss.5.6 for overdue principal on the Loans.

         SS.3.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. On the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Revolving Credit Lenders of the amount of any unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Revolving Credit Lender shall make available to the Issuing Bank, at the Issuing Bank's Boston Office, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the weighted average, computed for the period referred to in clause (c) below, of the interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, TIMES (b) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, TIMES
(c) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment until the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 365. The responsibility of the Issuing Bank to the Borrowers and the Revolving Credit Lenders shall be only to determine that the documents (including any draft or other form of demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit in accordance with the Uniform Customs or the International Standby Practices, as applicable.

         SS.3.4. OBLIGATIONS ABSOLUTE. The Borrowers' obligations under this ss.3 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower may have or have had against any Issuing Bank, any Revolving Credit Lender or any beneficiary of a Letter of Credit. Subject to the obligations of the Revolving Credit Lenders pursuant to Article V of the Uniform Commercial Code and the obligations of the Issuing Bank pursuant to the last sentence of ss.3.3, the Borrowers further agree with the Issuing Bank and the Revolving Credit Lenders that such Issuing Bank and the Revolving Credit Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under ss.3.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the Revolving Credit Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Subject to the prior provisions of this ss.3.4, the Borrowers agree that any action taken or omitted by the Issuing Bank or any Revolving Credit Lender under or in connection with each Letter of Credit and the related drafts or other forms of demand for payment and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Issuing Bank or any Revolving Credit Lender to the Borrowers.

         SS.3.5. RELIANCE BY ISSUING BANK. To the extent not inconsistent with ss.3.4, each Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants or other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Revolving Credit Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Revolving Credit Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Revolving Credit Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.




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         SS.4.  THE TERM LOAN.

         SS.4.1.  INITIAL COMMITMENT TO LEND; INCREASES IN THE TERM LOAN AMOUNT.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, each Term Loan Lender agrees to lend to the Borrowers on the Closing Date the amount of its Term Loan Percentage of the principal amount of $400,000,000.

                  (b) Unless a Default or an Event of Default has occurred and is continuing or, taking into account such increase, would exist, the Borrowers may request that the aggregate principal amount of the Term Loan be increased by an amount not to exceed (x) $25,000,000 or (y) $75,000,000, PROVIDED the applicable Leverage Ratio in ss.9.1 is set at 4:00:1 or less, MINUS, in each case, any increases made or to be made under ss.2.2(c) and; PROVIDED, FURTHER, that (i) no Term Loan Lender shall have any obligation to provide additional principal amounts, (ii) in the event that it becomes necessary to include any new Term Loan Lender(s) to provide additional principal amounts under this ss.4.1(b), such new Term Loan Lender(s) must be reasonably acceptable to the Administrative Agent and the Borrowers, and (iii) the Term Loan Lenders' Term Loan Percentages shall be correspondingly adjusted, as necessary, to reflect any increase in the aggregate principal amount of the Term Loan.

         SS.4.2. THE TERM NOTES. The Term Loan shall be evidenced by separate promissory notes of the Borrowers in substantially the form of EXHIBIT B hereto (each a "Term Note"), dated the Closing Date (or such other date on which a Term Loan Lender may become a party hereto in accordance with ss.18 hereof) and completed with appropriate insertions. One Term Note shall be payable to the order of each Term Loan Lender in a principal amount equal to such Lender's Term Loan Percentage of the Term Loan and representing the obligation of the Borrowers to pay to such Lender such principal amount or, if less, the outstanding amount of such Lender's Term Loan Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Term Loan Lender to make or cause to be made a notation on such Lender's Term Note Record reflecting the original principal amount of such Lender's Term Loan Percentage of the Term Loan and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term Note, an appropriate notation on such Lender's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Lender's Term Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

         SS.4.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The Borrowers jointly and severally promise to pay to the Administrative Agent for the account of the Term Loan Lenders, in accordance with their respective Term






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




Loan Percentages, the principal amount of the Term Loan in five (5) consecutive payments, each such payment equal to one percent (1%) of the notional amount of the Term Loan, and due and payable on each anniversary of the Term Loan, commencing on the first anniversary of such Term Loan, with a final additional payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan. Upon any increase in the aggregate principal amount of the Term Loan pursuant to ss.4.1(b), remaining principal payments will reflect such increase in the notional amount of the Term Loan, with the balance payable on the Term Loan Maturity Date.

         SS.4.4.  MANDATORY PREPAYMENTS.

         SS.4.4.1. PREPAYMENT OF SUBORDINATED DEBT. If at any time any of the Borrowers are required to make any prepayments of the Senior Subordinated Notes or the Subordinated Debt Offering as a result of any sale or other disposition of assets otherwise permitted hereunder, the Borrowers shall, one (1) Business Day prior to making such prepayment, prepay the Term Loan in an amount at least equal to such prepayment.

         SS.4.4.2. PREPAYMENT OF TERM LOAN WITH PROCEEDS OF SUBORDINATED DEBT OFFERINGS; EXCESS CASH FLOW; EQUIPMENT SECURITIZATIONS.

         (a) In the event any Subordinated Debt Offering occurs at any time after the Closing Date, the Borrowers shall make a prepayment of the Term Loan in an amount equal to fifty percent (50%) of the Net Cash Proceeds of such Subordinated Debt Offering; PROVIDED HOWEVER THAT, notwithstanding the foregoing, from and after the Closing Date the Borrowers may issue up to $200,000,000 of Indebtedness pursuant to one or more Subordinated Debt Offerings without having to make a prepayment of the Term Loan otherwise required by this ss.4.4.2(a) so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof.

         (b) Within 145 days after the close of each fiscal year, the Borrowers shall prepay the Term Loan by an amount equal to 50% of the Excess Cash Flow for such fiscal year. In addition, the Borrowers shall prepay the Term Loan in the amount of 50% of any Unexpended Funds within 270 days after the end of the prior fiscal year.

         (c) If the Reduction Amount with respect to Permitted Equipment Securitizations exceeds zero at any time, then the Borrowers shall make a prepayment in an amount equal to one-hundred percent (100%) of the Reduction Amount which shall be applied ratably based on the Term Loan Lenders' Term Loan Percentages (i) first, to reduce the aggregate principal amount of the Term Loan to zero, and (ii) next, to reduce the Total Commitment in accordance with ss.2.10(c), PROVIDed that the percentage of such Reduction Amount applied to reduce the Term Loan and the Total Commitment will be reduced to fifty percent (50%) at such time as the applicable Leverage Ratio in ss.9.1 is set at 4:00:1 or less.

         SS.4.4.3. PAYMENT PROVISIONS. Each prepayment of the Term Loan required by this ss.4.4 shall be allocated among the Term Loan Lenders in accordance with each such Lender's Term Loan Percentage. Any prepayment of principal of the Term

Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed. If consented to by the Borrowers, any Term Loan Lender may decline to accept any payments due to such Term Loan Lender pursuant to this ss.4.4. After the Term Loan has been repaid in full or if a prepayment is not used to prepay the Term Loan because the Borrowers have elected to permit the Term Loan Lenders to decline such prepayment and one or more Term Loan Lenders have declined such prepayment or mandatory prepayment, as the case may be, the amount of such declined prepayments will be applied to reduce the Total Commitment, PROVIDED that in no event shall the Total Commitment be reduced below $250,000,000 as a result of mandatory prepayments.

         SS.4.5. OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Administrative Agent, without premium or penalty (other than the obligation to reimburse the Term Loan Lenders and the Administrative Agent pursuant to ss.5.8 hereof), PROVIDED that (i) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple of $500,000 thereof, and (ii) each partial prepayment shall be allocated among the Term Loan Lenders in accordance with such Lenders' Term Loan Percentages. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

         SS.4.6.  INTEREST ON TERM LOAN.

         SS.4.6.1. INTEREST RATES. Except as otherwise provided in ss.5.6, the outstanding principal amount of the Term Loan shall bear interest at the rate per annum equal to the (a) the Base Rate PLUS the Applicable Term Loan Base Rate Margin on Base Rate Loans or (b) Eurodollar Rate PLUS the Applicable Term Loan Eurodollar Margin on Eurodollar Loans. The Borrowers jointly and severally promise to pay interest on the Term Loan (x) quarterly in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter, commencing October 1, 2000, on Base Rate Loans, (y) on the last day of the applicable Interest Period, and if such Interest Period is longer than three
(3) months, also on the day which is three (3) months and, if applicable, six
(6) months and nine (9) months, after the commencement of such Interest Period, on Eurodollar Loans, and (z) in any event, on the Term Loan Maturity Date.

         SS.4.6.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the Administrative Agent, such notice to be irrevocable, at least three (3) Eurodollar Business Days prior to the Drawdown Date of the Term Loan (or any portion thereof). After the Term Loan has been made, the provisions of ss.2.5 shall apply MUTATIS MUTANDIS with respect to all or any portion of the Term Loan so that the Borrowers may have the same Eurodollar interest rate options with respect to all or any portion of the Term Loan as they would be entitled to with respect to the Revolving Credit Loans, PROVIDED, HOWEVER, the Borrowers will have no more than twenty (20) different maturities of Eurodollar Loans (whether Revolving Credit Loans or a portion of the Term Loan) outstanding at any time. In the event that the Borrowers fail to give the Administrative Agent notice with respect to the continuation of any Eurodollar Loan hereunder within three
(3) days prior to the expiration of the Interest Period relating thereto, then such Eurodollar Loan shall be converted to a Base Rate Loan.

         SS.4.6.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which any regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date.

         SS.5. CERTAIN GENERAL PROVISIONS.

         SS.5.1. FEES.

         (a) COMMITMENT FEE. The Borrowers jointly and severally agree, in accordance with the provisions of ss.5.12, to pay to the Administrative Agent, for the respective account of each Revolving Credit Lender in accordance with such Revolving Credit Lender's Commitment, a fee (the "Commitment Fee") equal to the Applicable Commitment Rate MULTIPLIED BY the average daily amount of the unused portion of such Lender's Commitment during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Maturity Date (or the date of termination in full of the Total Commitment, if earlier). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on October 1, 2000, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

         (b) LETTER OF CREDIT FEES. The Borrowers shall pay a fee (the "Letter of Credit Fee") equal to the Applicable L/C Margin MULTIPLIED BY the Maximum Drawing Amount of each Letter of Credit. Such Letter of Credit Fee shall be payable to the Administrative Agent for the account of the Revolving Credit Lenders to be shared PRO RATA by the Revolving Credit Lenders in accordance with their respective Commitments. The Borrowers shall also pay a fee (the "Issuance Fee") to the Issuing Bank, for its own account, equal to 0.125% per annum on the Maximum Drawing Amount of all Letters of Credit issued by the Issuing Bank, plus its customary administrative charges. The Letter of Credit Fee and the Issuance Fee shall be payable for the number of days each Letter of Credit is outstanding, and shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, and on the Revolving Credit Maturity Date.

         (c) ADMINISTRATIVE AGENT'S FEE. The Borrowers shall pay to the Administrative Agent an Administrative Agent's fee, as previously agreed upon among the Borrowers and the Administrative Agent.

         SS.5.2.  PAYMENTS.

         (a) All payments of principal, interest, Reimbursement Obligations, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent for the respective accounts of the applicable Lenders and the Administrative Agent, to be received at the Administrative Agent's Boston Office in immediately available funds by 1:00 p.m. (Boston time) on any due date. The Administrative Agent will, promptly after its receipt thereof, transfer in immediately available funds, as applicable, (i) to each of the Revolving Credit Lenders its PRO RATA portion of such payment in accordance with its respective Commitment Percentage in the case of Revolving Credit Loans and Letters of Credit, (ii) to Fleet in the case of payments with respect to Swing Line Loans, and (iii) to each of the Term Loan Lenders its PRO RATA portion of such payment in accordance with its respective Term Loan Percentage.

         (b) All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. Except as otherwise provided in this Section 5.2, if any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder (including any payment pursuant to this ss.5.2(b)), or under any of the other Loan Documents, the Borrowers will pay to the Administrative Agent, for the account of the applicable Lenders or the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the applicable Lenders or the Administrative Agent to receive the same net amount which such Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrowers will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

         (c) Each Lender that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrowers and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, or (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate (a "Section 5.2(c)(ii) Certificate") representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code), is not a ten-percent shareholder (within the meaning of
Section 871(h)(3)(B) of the Code) of the Borrowers and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. Federal withholding tax on payments of interest by the Borrowers under this Credit Agreement and the other Loan Documents. Each Non-U.S. Lender that so delivers a Form W-8BEN or W-8ECI, or a Form W-8 and a Section 5.2(c)(ii) Certificate, as the case may be, pursuant to the preceding sentence further undertakes to deliver to each of the Borrowers and the Administrative Agent two further copies of Form W-8BEN or W-8ECI, or Form W-8 and Section 5.2(c)(ii) Certificate, as the case may be, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers, certifying in the case of a Form W-8BEN or W-8ECI, or a Form W-8 and a Section 5.2(c)(ii) Certificate, as the case may be, that such Non-U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (d) In the event that the Borrowers are required to make such deduction or withholding as a result of the fact that a Lender is organized outside of the United States, such Lender shall use its reasonable best efforts to transfer its Loans to an affiliate organized within the United States if such transfer would have no adverse effect on such Lender or the Loans.

         (e) Whenever a payment or fee hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment or fee shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; PROVIDED THAT any Interest Period for any Eurodollar Loan which ends on a day that is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day.

         SS.5.3. COMPUTATIONS. All computations of interest on Base Rate Loans, and of Commitment Fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 365-day year (or 366-day year, as applicable) and paid for the actual number of days elapsed. All computations of interest on Eurodollar Loans shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed.

         SS.5.4. CAPITAL ADEQUACY. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender, or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent and such Lender or the Administrative Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of such Lender's or the Administrative Agent's Loans, Letter of Credit Participations or Letters of Credit, or Commitment with respect thereto, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate (if relating to Base Rate Loans), the Borrowers and such Lender or the Administrative Agent shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrowers receive such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Administrative Agent in light of these circumstances. If the Borrowers and such Lender or the Administrative Agent are unable to agree to such adjustment within thirty (30) days of the date on which the Borrowers receive such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's or the Administrative Agent's reasonable determination, provide adequate compensation. Each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SS.5.5. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.5.4 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be PRIMA FACIE evidence that such amounts are due and owing.

         SS.5.6. INTEREST AFTER DEFAULT. After and during the continuance of an Event of Default, interest on the Loans (and any overdue amounts payable hereunder or under any of the other Loan Documents) shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate, PLUS, if applicable, the Applicable Base Rate Margin PLUS two (2) percentage points (2.00%) until such amount shall be paid in full (after, as well as before, judgment).

         SS.5.7. INTEREST LIMITATION. Notwithstanding any other term of this Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by any Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the

Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement, the Notes, the Letter of Credit Applications, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

         SS.5.8. EURODOLLAR INDEMNITY. The Borrowers agree to indemnify the Lenders and the Administrative Agent and in each case to hold them harmless from and against any loss, cost or expenses that such Lenders and the Administrative Agent may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Lender or the Administrative Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, (b) a prepayment of principal on any Eurodollar Loan, including prepayments which are the result of acceleration by the Lenders, or (c) failure by the Borrowers to make a borrowing or conversion after the Borrowers have given (or are deemed to have given) notice pursuant to ss.ss.2.5, 2.6 or 4.6.2 or (d) the making of any payment of a Eurodollar Loan or the making of any conversion of any such Eurodollar Loan to a Base Rate Loan or on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Lender to lenders of funds obtained by it in order to maintain any such Loans. Such loss or reasonable expense shall include an amount equal to
(i) the excess, if any, as reasonably determined by the applicable Lender of its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid, converted, not converted, or not borrowed, as the case may be (based on the Eurodollar Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be prima facie evidence thereof absent manifest error.

         SS.5.9. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Credit Agreement, if (a) the introduction of, any change in, or any change in the interpretation of, any law or regulation applicable to the Administrative Agent or any Lender shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Lender or the Administrative Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Lender or the Administrative Agent shall determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting the

Eurodollar interbank market generally, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Lender or the Administrative Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to such Lender or the Administrative Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Lender or the Administrative Agent shall promptly give telephonic, telex or cable notice of such determination to the Parent (which notice shall be conclusive and binding upon the Borrowers). Upon such notification by such Lender or the Administrative Agent, the obligation of such Lender or the Administrative Agent to make Eurodollar Loans shall be suspended until such Lender or the Administrative Agent determines that such circumstances no longer exist, and the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period or such earlier periods as may be required by law, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts.

         SS.5.10. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit or participations therein, such Lender's Commitment or the Loans or participations therein (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender or the Administrative Agent of the principal of or the interest on any Loans or any other amounts payable to such Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement or included in the calculation of the interest rate) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by or participated in, or commitments of an office of any Lender or the Administrative Agent, or

         (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is:

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit or participations therein, or

                  (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment any Letter of Credit or any of the Loans or any participations therein, or

                  (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder;

then, and in each such case, the Borrowers, will, upon demand made by such Lender or the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or other sum (after such Lender or the Administrative Agent shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).

         SS.5.11.  REPLACEMENT OF LENDERS.

         (a) If any Lender (an "Affected Lender") (i) makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to ss.ss.5.2(b), 5.4 or 5.10 or (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in ss.5.9 or (iii) when required hereunder fails to make available to the Administrative Agent itS PRO RATA share of any Loan or to purchase any Letter of Credit Participation, the Borrowers may, within 90 days of (A) receipt of such demand or notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing ss.5.9 to be applicable), or (B) the date on which such Affected Lender fails to make available to the Administrative Agent itS PRO RATA share of any Loan or to purchase any Letter of Credit Participation by notice in writing to the Administrative Agent and such Affected Lender (a "Replacement Notice") obtain a replacement lender satisfactory to the Administrative Agent (the "Replacement Lender") to assume the Affected Lender's Commitment and/or the

Affected Lender's Term Loan Percentage of the Term Loan, as applicable, by (1) requesting the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment, as provided herein, but none of such Lenders shall be under an obligation to do so; or (2) designating a Replacement Lender reasonably satisfactory to the Administrative Agent. If any satisfactory Replacement Lender shall be obtained, and/or any of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment, then such Affected Lender shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with ss.18, all of its Commitment, Loans, Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; PROVIDED, HOWEVER, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (ii) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under ss.ss.5.4, 5.8, 5.9 and 5.10, if applicable. Upon the effective date of such assignment, the Borrowers shall issue replacement Revolving Credit Notes or Term Notes, as applicable, to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Credit Agreement and the other Loan Documents.

         (b) If any Lender (other than the Administrative Agent in its capacity as such) refuses consent to certain proposed changes, waivers, discharges or terminations with respect to the Credit Agreement which require the consent of all Lenders under Section 27 and which have been approved by the Majority Lenders as provided in Section 27, then the Borrowers shall have the right within ninety (90) days after any such refusal, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with any other Lender or with one or more Eligible Assignees, none of which shall constitute a Delinquent Lender at the time of such replacement (collectively, the "Substitute Lender") reasonably acceptable to the Administrative Agent and, if the respective Substitute Lender will have a Commitment, the Issuing Bank(s); PROVIDED that:

                  (i) at the time of any replacement pursuant to this Section 5.11(b), the Substitute Lender shall enter into one or more assignment agreements pursuant to Section 18.1 (and with all fees payable pursuant to Section 18.3 to be paid by the Substitute Lender) pursuant to which the Substitute Lender shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (y) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to such Replaced Lender's Reimbursement Obligation, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to
Section 5.1 hereof and (z) the Issuing Bank an amount equal to such Replaced Lender's Reimbursement Obligation (which at such time remains a Reimbursement Obligation) to the extent such amount was not theretofore funded by such Replaced Lender; and

                  (ii) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrowers to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 18.3 and, if so requested by the Substitute Lender, delivery to the Substitute Lender of the appropriate Notes executed by the Borrowers, the Substitute Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder with respect to the Loans and Commitments so transferred, except with respect to indemnification provisions under the Credit Agreement, which shall survive as to such Replaced Lender, and the Loan Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

         SS.5.12.  CONCERNING JOINT AND SEVERAL LIABILITY OF THE BORROWERS.

         (a) Each of the Borrowers is accepting joint and several liability for the Obligations of all of the Borrowers hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

         (b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations of the Borrowers (including, without limitation, any Obligations arising under this ss.5.12), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each of the Borrowers under the provisions of this ss.5.12 constitute full recourse obligations of each of such Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

         (e) Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers, to the fullest extent permitted by applicable law, hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Administrative Agent or the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower, to the fullest extent permitted by applicable law, hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations and all suretyship defenses generally. Each of the Borrowers, to the fullest extent permitted by applicable law, hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this ss.5.12, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this ss.5.12, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this ss.5.12 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this ss.5.12 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers, the Administrative Agent or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers, the Administrative Agent or the Lenders.

         (f) To the extent any Borrower makes a payment hereunder in excess of the aggregate amount of the benefit received by such Borrower in respect of the extensions of credit under the Credit Agreement (the "Benefit Amount"), then such Borrower, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from each other Borrower such excess payment, PRO RATA, in accordance with the ratio of the Benefit Amount received by each such other Borrower to the total Benefit Amount received by all Borrowers, and the right to such recovery shall be deemed to be an asset and property of such Borrower so funding; PROVIDED, that each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or the Administrative Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Lenders or the Administrative Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (g) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrences and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the Administrative Agent and be paid over to the Administrative Agent for the PRO RATA accounts of the Lenders (in accordance with each such Lender's Loan Percentage) to be applied to repay (or be held as security for the repayment of) the Obligations.

         (h) The provisions of this ss.5.12 are made for the benefit of the Administrative Agent and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against any or all of the Borrowers as often as the occasion therefor may arise and without requirement on the part of the Administrative Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this ss.5.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this ss.5.12 will forthwith be reinstated in effect, as though such payment had not been made.

         (i) Each of the Borrowers hereby appoints the Parent, and the Parent hereby agrees, to act as its representative and authorized signor with respect to any notices, demands, communications or requests under this Credit Agreement or the other Loan Documents, including, without limitation, with respect to Loan and Letter of Credit Requests and Compliance Certificates and pursuant to ss.20 of this Credit Agreement.

         (j) It is the intention and agreement of the Borrowers and the Lenders that the obligations of the Borrowers under this Credit Agreement shall be valid and enforceable against the Borrower to the maximum extent permitted by applicable law. Accordingly, if any provision of this Credit Agreement creating any obligation of the Borrowers in favor of the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Borrowers and the Lenders that any balance of the obligation created by such provision and all other obligations of the Borrowers to the Lenders created by other provisions of this Credit Agreement shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Lenders may be otherwise entitled to collect from the Borrowers under this Credit Agreement to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to the Borrower's obligations under this Credit Agreement, it is the stated intention and agreement of the Borrowers and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Lenders from the Borrowers.

         SS.5.13. REASONABLE EFFORTS TO MITIGATE. Each Lender and the Administrative Agent agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under ss.5.2(b), ss.5.4, ss.5.9 or ss.5.10, such Lender or the Administrative Agent will give notice thereof to the Borrowers, with a copy to the Administrative Agent, and, to the extent so requested by the Borrowers and not inconsistent with such Lender's or the Administrative Agent's internal policies, such Lender or the Administrative Agent shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional monies which would otherwise be required to be paid to such Lender or the Administrative Agent pursuant to such subsections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Lender in its sole discretion, the taking of such actions would not adversely affect such Loans or such Lender or the Administrative Agent or otherwise be disadvantageous to such Lender or the Administrative Agent. To the extent practicable and applicable, each Lender and the Administrative Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

         SS.6. REPRESENTATIONS AND WARRANTIES. Each of the Borrowers jointly and severally represents and warrants to the Lenders and the Administrative Agent that on and as of the date of this Credit Agreement, each Drawdown Date, and the date of issuance, renewal or extension of any Letter of Credit (with any disclosure on a schedule pursuant to this ss.6 applying to all relevant representations and warranties, regardless of whether such schedule is referenced in each relevant representation):

         SS.6.1.  CORPORATE AUTHORITY.

         (a) INCORPORATION; GOOD STANDING. Each Borrower (i) is a corporation or, as the case may be, a limited partnership duly organized, validly existing and in good standing or in current status under the laws of its respective jurisdiction of incorporation or formation, (ii) has all requisite corporate or partnership power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign Person and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrowers as a whole.

         (b) AUTHORIZATION. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby (i) are within the corporate or other organizational authority of each Borrower, (ii) have been duly authorized by all necessary corporate or other organizational proceedings,
(iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to any Borrower in a manner which is reasonably likely to have a material adverse effect on the Borrowers taken as a whole, (iv) do not conflict with any provision of the corporate charter, bylaws, certificate of limited partnership or partnership agreement, as applicable, of any Borrower, and (v) do not conflict with any provision of any agreement or other instrument binding upon any Borrower in a manner which is reasonably likely to have a material adverse effect on the Borrowers taken as a whole.

         (c) ENFORCEABILITY. The execution, delivery and performance of the Loan Documents will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         SS.6.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrowers of the Loan Documents and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained except filings required by the Security Documents which may not have been completed on the Closing Date but executed copies of which, if required hereunder, have been delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent.

         SS.6.3. TITLE TO PROPERTIES; LEASES. The Borrowers own all of the assets reflected in the consolidated balance sheets as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business or except as otherwise permitted hereunder since that date), subject to no mortgages, capitalized leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         SS.6.4.  FINANCIAL STATEMENTS; SOLVENCY.

         (a) There has been furnished to each of the Lenders audited consolidated financial statements of the Borrowers dated as of the Balance Sheet Date. Said audited financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrowers on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended. There are no contingent liabilities of the Borrowers involving material amounts required to be disclosed under GAAP, known to the officers of the Parent, which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Lenders.

         (b) The Borrowers on a consolidated basis (both before and after giving effect to the transactions contemplated by this Credit Agreement) are and will be solvent (i.e., (i) they have assets having a fair value in excess of their liabilities, (ii) they have assets having a fair value in excess of the amount required to pay their probable liabilities on existing debts as such debts become absolute and matured, and (iii) they have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

         (c) Each Borrower has a fiscal year which is the twelve months ending on December 31 of each calendar year.

         SS.6.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, except as described in the Parent's filings with the SEC prior to the Closing Date, there have occurred no material adverse changes in the financial condition or businesses of the Borrowers, taken as a whole, as shown on or reflected in the consolidated balance sheet of the Borrowers as of the Balance Sheet Date, or the consolidated statement of income for the fiscal period then ended. Since the Balance Sheet Date, there have not been any Distributions other than as permitted by ss.8.6 hereof.

         SS.6.6. PERMITS, FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each Borrower possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, required for the conduct of their businesses substantially as now conducted without known conflict with any material rights of others.

         SS.6.7. LITIGATION. Except as shown on SCHEDULES 6.7 AND 6.16 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of any Borrower, threatened against any Borrower before any court, tribunal or administrative agency or board which, if adversely determined, could reasonably be expected to, either in any individual case or in the aggregate, have a material adverse effect on the properties, assets, financial condition or business of the Borrowers, taken as a whole, or materially impair the right of the Borrowers, taken as a whole, to carry on business substantially as now conducted, or result in any material liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents or any action taken or to be taken pursuant hereto or thereto.

         SS.6.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. No Borrower is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrowers' officers has or is expected in the future to have a material adverse effect on the business, assets or financial condition of the Borrowers, taken as a whole. No Borrower is a party to any contract or agreement which in the judgment of the Borrowers' officers has or is expected to have any material adverse effect on the business of the Borrowers, taken as a whole.

         SS.6.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. No Borrower is violating any material provision of (a) its charter documents, certificate of limited partnership, by-laws or partnership agreement or other constituent documents, as applicable, or (b) any agreement or instrument by which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation in a manner which could reasonably be expected to have a material adverse effect on the financial condition, properties or business of the Borrowers, taken as a whole.

         SS.6.10. TAX STATUS. Each Borrower has made or filed all material federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject (unless and only to the extent that such Borrower has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes); and have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings; and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction for which the Borrowers have not set aside on their books provisions reasonably adequate for the payment of such unpaid taxes, and the officers of the Borrowers know of no basis for any such claim.

         SS.6.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         SS.6.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," as such terms are defined in the Public

Utility Holding Company Act of 1935; nor is any Borrower a "registered investment company," or an "affiliated company" or a "principal underwriter" of a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         SS.6.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any Borrower, or any rights relating thereto, other than financing statements covering assets acquired in acquisitions permitted under ss.8.4.1 for which the Borrowers are in the process of obtaining termination statements or amendments releasing the acquired assets covered thereunder, provided that the Borrowers have evidence in each case that the obligations secured by such liens have been discharged.

         SS.6.14.  EMPLOYEE BENEFIT PLANS.

         (a) Except as shown on SCHEDULE 6.14 hereto, each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by ss.412 of ERISA. Each Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

         (b) No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. A Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Borrower without liability to any Person other than for claims arising prior to termination.

         (c) Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and no Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any ERISA Affiliate with respect to any

Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

         (d) No Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. No Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

         SS.6.15.  USE OF PROCEEDS.

                  SS.6.15.1. GENERAL. The proceeds of the Loans shall be used solely as follows: (a) to refinance existing Indebtedness of the Parent and certain of its Subsidiaries under the Prior Credit Agreement; (b) to finance acquisitions permitted pursuant to ss.8.4; and (c) for capital expenditures, working capital, and general corporate purposes. The Borrowers will use Letters of Credit solely for working capital and general corporate purposes.

                  SS.6.15.2. REGULATIONS U AND X. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  SS.6.15.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of (a) knowingly purchasing, or providing credit support for the purchase of, Ineligible Securities from a Section 20 Subsidiary during any period in which such Section 20 Subsidiary makes a market in such Ineligible Securities, (b) knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period, any Ineligible Securities being underwritten or privately placed by a Section 20 Subsidiary, or
(c) making, or providing credit support for the making of, payments of principal or interest on Ineligible Securities underwritten or privately placed by a
Section 20 Subsidiary and issued by or for the benefit of the Borrowers or other Affiliate of the Borrowers.

         SS.6.16. ENVIRONMENTAL COMPLIANCE. Each Borrower has investigated the past and present condition and usage of the Real Property now or heretofore owned or leased by such Borrower and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as shown on
SCHEDULE 6.16:

         (a) No Borrower, nor any operator of the Borrowers' properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrowers on a consolidated basis.

         (b) No Borrower has received notice from any third party, including, without limitation: any federal, state or local governmental authority, (i) that any of the Borrowers has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any waste, hazardous waste, dangerous goods, contaminants, pollutants, toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any of the Borrowers has generated, stored, handled, transported or Disposed of has been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered that any Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or may be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

         (c) Except where it would not have a material adverse effect on the Borrowers taken as a whole, (i) no portion of the Real Property has been used for the handling, processing, storage or Disposal of Hazardous Substances; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrowers, or operators of the Real Property, no Hazardous Substances have been generated or are being used on such properties in violation of any Environmental Law; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property; (iv) to the best of the Borrowers' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real

Property which, through soil or groundwater contamination, may have come to be located on such properties; and (v) in addition, when required under applicable Environmental Laws, any Hazardous Substances that have been generated on the Real Property have been transported offsite only by carriers having an identification number issued by the EPA, treated or Disposed of only by treatment or Disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities, to the best of the Borrowers' knowledge, have been and are operating in material compliance with such permits and applicable Environmental Laws.

         (d) None of the Real Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         SS.6.17. PERFECTION OF SECURITY INTERESTS. Subject to ss.7.19 and ss.8.4.1 and except with respect to documents delivered to the Administrative Agent but not yet filed or recorded, all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable under applicable law to establish and perfect the Administrative Agent's security interest in the Collateral. Subject to ss.8.4.1 and except for Permitted Liens, the Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers' rights in the Collateral are free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

         SS.6.18. TRANSACTIONS WITH AFFILIATES. Except as set forth oN SCHEDULE
6.18 and arm's length transactions pursuant to which a Borrower makes payments in the ordinary course of business upon terms no less favorable than such Borrower could obtain from third parties, none of the officers, directors, or employees of any Borrower is presently a party to any transaction with any Borrower (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SS.6.19. SUBSIDIARIES. SCHEDULE 2 sets forth a complete and accurate list of the Restricted Subsidiaries of the Parent, including the name of each such Restricted Subsidiary and its jurisdiction of incorporation, and such
SCHEDULE 2 shall be updated by the Borrowers from time to time. The Perfection Certificate of each Restricted Subsidiary of the Parent that is a Borrower sets forth the location of the Collateral owned by such Subsidiary, the location of such Subsidiary's chief executive office and its tax identification number. The Pledge Agreements set forth the number of authorized and outstanding shares of capital stock or equity interests of each Restricted Subsidiary of the Parent that is a Borrower. Each Restricted Subsidiary listed on SCHEDULE 2 is wholly-owned by the Parent or a Restricted Subsidiary of the Parent. The Parent or a Restricted Subsidiary of the Parent has good and marketable title to all of the shares or other equity interests it purports to own of each such Restricted

Subsidiary, free and clear in each case of any lien or encumbrance. All such shares have been duly issued and are fully paid and non-assessable, to the extent applicable. As of the Closing Date, all Subsidiaries of the Parent are Restricted Subsidiaries except as set forth in SCHEDULE 3.

         SS.6.20. TRUE COPIES OF CHARTER AND OTHER DOCUMENTS. Each Borrower has furnished the Administrative Agent copies, in each case true and complete as of the Closing Date, of its (a) charter or certificate of limited partnership, as applicable, and other incorporation or constituent documents and (b) by-laws, or partnership agreement, as applicable, each including any amendments thereto.

         SS.6.21. DISCLOSURE. Neither this Credit Agreement, nor any of the other Loan Documents, nor any document or information furnished by the Borrowers in connection therewith contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower in the case of any document or information not furnished by the Borrowers) necessary in order to make the statements herein or therein not misleading. There is no fact known to any Borrower which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets or financial condition of the Borrowers as a whole, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

         SS.6.22.  CAPITALIZATION.

         (a) The authorized capital stock of the Parent consists of 250,000,000 shares of common stock (par value $0.01 per share), of which 58,331,102 shares are outstanding as of July 21, 2000, and 5,000,000 shares of series A convertible preferred stock (par value $0.01 per share), of which 100,000 shares are outstanding as of July 21, 2000. All of such outstanding shares are fully paid and non-assessable.

         (b) The shares of the capital stock or other equity interests of the Borrowers (other than the Parent) pledged to the Administrative Agent pursuant to the Pledge Agreements are held of record as set forth on ANNEX A to the Pledge Agreements. Such capital stock or equity interests constitutes, of record, 100% of the outstanding capital stock or equity interests of each such Restricted Subsidiary, and, to the Borrowers' knowledge, on a fully-diluted basis, 100% of such outstanding capital stock or equity interests.

         SS.6.23. SUBORDINATED DEBT. The incurrence of Senior Funded Debt, including without limitation, the Obligations, will not be prohibited pursuant to the terms of the then existing Subordinated Debt as of the date of such incurrence.

         SS.7. AFFIRMATIVE COVENANTS OF THE BORROWERS. Each of the Borrowers jointly and severally covenants and agrees that, so long as any Loan, Note, or other Obligation is outstanding, or the Lenders have any obligation to make Loans or participate in Loans or Letters of Credit, or the Issuing Bank has any obligation to issue, extend, or renew any Letters of Credit:

         SS.7.1. PUNCTUAL PAYMENT. Each Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement

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


Obligations, all fees and other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

         SS.7.2. MAINTENANCE OF OFFICES. The Parent will maintain its chief executive office at 450 East Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida 33301, and each other Borrower will maintain its chief executive offices at the location set forth in the Perfection Certificate of such Borrower, or at such other place in the United States as any Borrower shall designate upon 30 days' prior written notice to the Administrative Agent.

         SS.7.3. RECORDS AND ACCOUNTS. Each Borrower will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves, and (iii) at all times engage Accountants as the independent certified public accountants of the Borrowers.

         SS.7.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrowers will deliver to the Lenders:

         (a) as soon as practicable, but, in any event not later than 90 days after the end of each fiscal year of the Parent, the consolidated and consolidating balance sheets of the Parent as at the end of such year, statements of cash flows, and the related consolidated and consolidating statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated and consolidating financial statements to be in reasonable detail, prepared in accordance with GAAP and, with respect to the consolidated financial statements, Certified by the Accountants;

         (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter of the Borrowers, copies of the consolidated and consolidating balance sheets and statement of operations of the Parent as at the end of such quarter, subject to year end adjustments, the related statement of cash flows, all in reasonable detail and prepared in accordance with GAAP, with a certification by the principal financial or accounting officer of each Borrower (the "CFO") that the consolidated financial statements are prepared in accordance with GAAP and fairly present the consolidated financial condition of the Borrowers as at the close of business on the date thereof (subject to year-end adjustments) and the results of operations for the period then ended;

         (c) simultaneously with the delivery of the financial statements referred to in (a) and (b) above, a statement in the form of EXHIBIT D hereto (the "Compliance Certificate") certified by the CFO that the Borrowers are in compliance with the covenants contained in ss.ss.7, 8 and 9 hereof, as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance, PROVIDED THAT if the Borrowers shall at the time of issuance of such certificate have knowledge of any Default or Event of Default, the Borrowers shall include in such certificate or otherwise deliver forthwith to the Lenders a certificate specifying the nature and period of existence thereof and what action the Borrowers propose to take with respect thereto;

         (d) annually or at such other time as may be reasonably requested by the Administrative Agent, copies of the financial statements, financial projections, annual budget, variance reports and business plan concerning the Borrowers in substantially the same form in which such information is supplied to the boards of directors of the Borrowers;

         (e) contemporaneously with, or promptly following, the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Borrowers; and

         (g) from time to time, such other financial data and other information (including accountants' management letters) as the Lenders may reasonably request.

         Subject to ss.21 hereof, the Borrowers hereby authorize the Lenders to disclose any information obtained pursuant to this Credit Agreement to all appropriate governmental regulatory authorities where required by law; PROVIDED, HOWEVER, that this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Lenders of any such information which the Borrowers have or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time.

         SS.7.5. CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. Except as permitted by ss.8.4.1, each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and will not convert to a limited liability company except as determined by such Borrower's Board of Directors in its reasonable discretion and only after taking all actions that the Administrative Agent deems reasonably necessary or desirable under applicable law to continue the perfection and preservation of the Administrative Agent's security interest in the Collateral and the effectiveness of this Credit Agreement and the other Loan Documents with respect to such Borrower; effect and maintain its foreign qualifications, licensing, domestication or authorization except as terminated by such Borrower's Board of Directors in the exercise of its reasonable judgment and except where the failure of a Borrower to remain so qualified would not materially adversely impair the financial condition of the Borrowers on a consolidated basis; comply with all applicable laws, except where the failure to comply with such laws could not reasonably be expected to have a material adverse effect on the business or financial condition of the Borrowers on a consolidated basis; and shall not become obligated under any contract or binding arrangement which, at the time it was entered into would materially adversely impair the financial condition of the Borrowers on a consolidated basis. Each Borrower will continue to engage primarily in the businesses now conducted by it and in related businesses.

         SS.7.6. MAINTENANCE OF PROPERTIES. The Borrowers will cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrowers may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this section shall prevent the Borrowers from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the judgment of the Borrowers, desirable in the conduct of their business and which does not in the aggregate materially adversely affect the businesses of the Borrowers on a consolidated basis.

         SS.7.7. INSURANCE. The Borrowers will maintain with financially sound and reputable insurance companies, funds or underwriters' insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrowers, but in no event less than that required under ss.8 of the Security Agreement. In addition, the Borrowers will furnish from time to time, upon the Administrative Agent's request, a summary of the insurance coverage of each of the Borrowers, which summary shall be in form and substance satisfactory to the Administrative Agent and, if requested by the Administrative Agent, will furnish to the Administrative Agent copies of the applicable policies naming the Administrative Agent as a loss payee in accordance with the Security Agreement thereunder as its interests may appear on behalf of itself and the Lenders.

         SS.7.8. TAXES. The Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any material part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any material portion of its property (other than Permitted Liens); PROVIDED, HOWEVER, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves required by GAAP with respect thereto; and PROVIDED, FURTHER, that the Borrowers will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

         SS.7.9.  INSPECTION OF PROPERTIES, BOOKS, AND CONTRACTS.

         (a) Each Borrower will permit the Lenders, the Administrative Agent or any of their designated representatives, upon reasonable notice during normal business hours, to visit and inspect any of its properties, to examine its books of account (including the making of periodic accounts receivable reviews), or contracts (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, their officers, all at such times and intervals as the Administrative Agent or any Lender may reasonably request.

         (b) No later than six months after the end of each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, in each case upon reasonable notice and during normal business hours, the Borrowers will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent's obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) based on a review and audit of the Rental Equipment of the Borrowers (other than Rental Equipment subject to Permitted Equipment Securitization Liens), including verification of the existence and condition of the same, and such report shall be in form and substance satisfactory to the Administrative Agent. All such collateral reports shall be conducted and made at the expense of the Borrowers.

         (c) Each Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Accountants and authorizes the Accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers. At the request of the Administrative Agent, each Borrower shall deliver a letter addressed to such Accountants instructing them to comply with the provisions of this ss.7.9(c).

         SS.7.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. Each Borrower will (i) comply with the provisions of its charter documents, by-laws, certificate of limited partnership, partnership agreement and other constituent documents (ii) comply with the provisions of all agreements and instruments by which it or any of its properties may be bound except where noncompliance with such provisions would not have a materially adverse effect in the aggregate on the consolidated financial condition, properties or business of the Borrowers taken as a whole; and (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits applicable hereto ("Applicable Laws"), except where noncompliance with such Applicable Laws would not have a materially adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrowers taken as a whole. If at any time while the Notes, or any Loan or Letter of Credit is outstanding or any Lender or the Administrative Agent has any obligation to make Loans or issue Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers may fulfill any of their obligations hereunder, the Borrowers will immediately take or cause to be taken all reasonable steps within the power of the Borrowers to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent with evidence thereof upon the Administrative Agent's request.

         SS.7.11. ENVIRONMENTAL INDEMNIFICATION. Each Borrower covenants and agrees that it will indemnify and hold the Administrative Agent and the Lenders harmless from and against any and all claims, expense, damage, loss or liability incurred by the Administrative Agent or any Lender (including all costs of legal representation incurred by the Administrative Agent and the Lenders) relating to
(a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws with respect to conditions at the Real Property or the operations conducted thereon; or (c) the investigation or remediation of offsite locations at which any Borrower or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by each party hereto that this covenant of indemnification shall not include claims, expense, damage, loss or liability incurred by any Administrative Agent or any Lender based upon the Administrative Agent's or such Lenders' gross negligence or willful misconduct (other than gross or willful misconduct which is attributed to Administrative Agent or any Lender solely by nature of any interest it may have in the Real Property), and this covenant shall survive any foreclosure or any modification, release or discharge of the Loan Documents or the payment of the Loans and shall inure to the benefit of the Lenders, their successors and assigns.

         SS.7.12. FURTHER ASSURANCES. The Borrowers will cooperate with the Lenders and execute such further instruments and documents as the Lenders shall reasonably request to carry out to the Lenders' satisfaction the transactions contemplated by this Credit Agreement and the Loan Documents.

         SS.7.13. NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrowers will give notice to the Administrative Agent and each of the Lenders in writing within thirty (30) days of becoming aware of any pending litigation or proceedings affecting any Borrower or to which any Borrower is or becomes a party (including without limitation any alleged violation of any Environmental
Law) involving an uninsured claim against any Borrower, wherein the potential liability is in excess of $10,000,000, and stating the nature and status of such litigation or proceedings. The Borrowers will give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Borrower in an amount in excess of $10,000,000.

         SS.7.14. NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

         (a) The Borrowers will provide the Lenders with written notice as to any material cancellation or material change in any insurance of the Borrowers within ten (10) Business Days after the Borrowers' receipt of any notice (whether formal or informal) of such cancellation or change by any of their insurers.

         (b) The Borrowers will promptly notify the Lenders in writing of any of the following events:

                  (i) upon any Borrower obtaining knowledge of any violation of any Environmental Law regarding the Real Property or any Borrower's operations, which violation could have a material adverse effect on the Borrowers' operations taken as a whole; (ii) upon any Borrower obtaining knowledge of any potential or known Release or threat of Release of any Hazardous Substance at, from, or into the Real Property which any Borrower reports in writing or is reportable by it in writing to any governmental authority and which could have a material adverse effect on the Borrowers' operations taken as a whole; (iii) upon any Borrower's receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state, or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) any Borrower's or any Person's operation of the Real Property, (B) the presence of Hazardous Substances or the Release of Hazardous Substances on, from or into the Real Property, or (C) investigation or remediation of offsite locations at which any Borrower or any of its predecessors is alleged to have directly or indirectly Disposed of Hazardous Substances, which violation or Release in any such case could have a material adverse effect on the Borrowers' operations taken as a whole; or (iv) upon any Borrower obtaining knowledge that any material expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which any Borrower may be liable or for which a lien may be imposed on the Real Property.

         SS.7.15. NOTICE OF DEFAULT. The Borrowers will promptly notify the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of Indebtedness, indenture or other obligation evidencing Indebtedness in excess of $10,000,000 as to which any Borrower is a party or obligor, whether as principal or surety, the Borrowers shall forthwith give written notice thereof to the Lenders, describing the notice of action and the nature of the claimed default.

         SS.7.16. NEW SUBSIDIARIES. (a) Any newly-created or acquired Restricted Subsidiary of the Parent permitted under ss.8.4 shall, within ten (10) days of being created or acquired, become a Borrower hereunder (unless it is merged or amalgamated within such 10-day period) and become a party to the applicable Security Documents by (i) signing a joinder agreement in substantially the form attached hereto as EXHIBIT F (the "Joinder Agreement"), (ii) signing allonges to the applicable Notes, (iii) pledging to the Administrative Agent for the benefit of the Lenders all of the assets of such new Restricted Subsidiary and delivering UCC-1 financing statements naming the Administrative Agent as secured party and executed on behalf of such Restricted Subsidiary, and (iv) providing such other documentation in such time period as the Administrative Agent shall reasonably request, PROVIDED THAT notwithstanding anything in this Credit

Agreement to the contrary, no newly-created Restricted Subsidiary shall be required to become a Borrower hereunder or otherwise be subject to the requirements of this ss.7.16 until such Restricted Subsidiary acquires or has assets having a value in excess of $100,000. Within such ten-day period, the Parent or other Borrower, as applicable, shall pledge to the Administrative Agent for the benefit of the Lenders 100% of the capital stock or other equity interests of any such new Restricted Subsidiary. In such event, the Administrative Agent is hereby authorized by the parties to amend SCHEDULE 2 to include such new Borrower.

         (b) The Parent shall at all times directly or indirectly through a Restricted Subsidiary own all of the shares of capital stock of each of the Borrowers (other than the Parent), and 100% of such shares or other equity interest shall at all times be pledged (in accordance with ss.7.16(a)) to the Administrative Agent pursuant to the Pledge Agreements.

         (c) The Parent shall deliver legal opinions in form and substance satisfactory to the Administrative Agent for each new Borrower within thirty
(30) days of delivery to the Administrative Agent of the Joinder Agreement for such Borrower, PROVIDED THAT no legal opinion shall be required for any new Borrower with less than $10,000,000 in total assets (calculated in accordance with GAAP) as of the date of the Joinder Agreement for such Borrower, unless the assets of such new Borrower, when aggregated with the assets of all other new Borrowers for which a legal opinion was not required to be delivered hereunder, exceed 2.5% of Consolidated Total Assets calculated as of the date of the Joinder Agreement for such Borrower. Notwithstanding the foregoing, the Parent shall deliver, at the request of the Administrative Agent or any Lender, to the Administrative Agent within such time period as the Administrative Agent shall reasonably request, a legal opinion for any new Borrower (for which a legal opinion was not required at the time of creation or acquisition) that becomes a Significant Subsidiary.

         SS.7.17. EMPLOYEE BENEFIT PLANS. The Borrowers will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, upon request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA.

         SS.7.18. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans and obtain Letters of Credit solely for the purposes set forth in ss.6.15.1 hereof.

         SS.7.19. TITLE AND REGISTRATION. If requested by the Majority Lenders and if the value of titled or registered Rental Equipment (not subject to a Permitted Equipment Securitization Lien) and owned Real Property exceeds seven percent (7%) of net Rental Equipment and owned Real Property, as shown on the Borrowers' consolidated financial statements in accordance with GAAP, within 30 days of such request, the Borrowers will cause such Rental Equipment, now owned or hereafter acquired by any of the Borrowers, which, under applicable law, is required to be registered, to be properly registered in the name of the






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applicable Borrower and cause all Rental Equipment, now owned or hereafter acquired by any of the Borrowers, the ownership of which, under applicable law, is evidenced by a certificate of title, to be properly titled in the name of the applicable Borrower and will cause the lien of the Administrative Agent, subject only to Permitted Liens, to be properly noted on the certificates of title issued with respect to the Rental Equipment and deliver such certificates of title to the Administrative Agent in accordance with the terms of the Security Agreement and the Borrowers will deliver to the Administrative Agent a fully executed mortgage or deed of trust over such Real Property in form and substance satisfactory to the Administrative Agent, together with title insurance policies, surveys, and other documents and certificates reasonably requested by the Administrative Agent to obtain a valid and enforceable first priority mortgage or deed of trust over such Real Property, subject only to Permitted Liens.

         SS.7.20. INTEREST RATE PROTECTION. The Borrowers will, prior to September 30, 2000, have an aggregate amount of not less than 50% of the notional amount of Funded Debt (the "50% Amount") on a fixed rate long term basis or subject to Swap Contracts on terms and conditions reasonably acceptable to the Administrative Agent, provided, however, that this ss.7.20 shall be satisfied if, prior to September 30, 2000, the Borrowers shall have outstanding at least an amount of fixed-rate long term debt equal to the 50% Amount.

         SS.7.21. NEW EQUITY OFFERING PROCEEDS. The Borrowers will, on or before September 13, 2000 (as such date may be extended by time elapsed as a result of any review by the New York Stock Exchange or the SEC), deliver evidence reasonably acceptable to the Agents of the second equity closing and receipt of the full $100 million gross proceeds from the New Equity Offering.

         SS.7.22. PERMITTED EQUIPMENT SECURITIZATIONS. The Borrowers will promptly pay or cause to be paid to the Administrative Agent, for application by the Administrative Agent in accordance with the terms of ss.2.10(c), the first $100,000,000 of cash received by the Borrowers from the ES SPV in connection with Permitted Equipment Securitizations.

         SS.8. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS. Each Borrower agrees that, so long as any Loan, any Note or other Obligation is outstanding, or the Lenders have any obligation to make Loans or participate in Loans or Letters of Credit, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder:

         SS.8.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers shall not, nor permit any of their Subsidiaries to, become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any undertaking or Indebtedness of any other Person, or incur any Indebtedness other than:







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         (a) Indebtedness to the Lenders, the Administrative Agent and the
Issuing Bank arising under this Credit Agreement or the other Loan Documents;

         (b) incurrence of guaranty, suretyship or indemnification obligations in connection with the Borrowers' performance of services for their respective customers in the ordinary course of their businesses;

         (c) Indebtedness of one Borrower to another then existing Borrower;

         (d) (i) purchase money Indebtedness incurred in connection with the acquisition of any real or personal property, (ii) Indebtedness of any Restricted Subsidiary acquired after the Closing Date (the "Acquired Subsidiary") originally incurred by the Acquired Subsidiary in connection with the lease or acquisition of property or fixed assets used in the business of the Acquired Subsidiary or with respect to industrial finance bonds issued to finance the purchase of such property or assets and existing on the date of acquisition of such Acquired Subsidiary; (iii) other unsecured Indebtedness of any Acquired Subsidiary existing on the date of acquisition of such Acquired Subsidiary; (iv) Indebtedness with respect to obligations under Capitalized Leases or sale and leaseback transactions (without duplication); (v) Indebtedness in respect of Synthetic Leases, (vi) Indebtedness (other than Subordinated Debt) incurred in connection with acquisitions after the date hereof of any equity interest in, or assets of any Person owing to the seller(s) of such equity interests or assets and (vii) Indebtedness existing as of the Closing Date and listed and described on SCHEDULE 8.1 hereto; PROVIDED THAT (A) any such acquisitions are otherwise permitted pursuant to ss.8.4; (B) the aggregate amount of all Indebtedness under this subsection (d) shall not exceed the lesser of (x) $350,000,000 or (y) reported actual EBITDA for the prior fiscal year and (C) the incurrence of any such Indebtedness would not otherwise create an Event of Default under ss.9;

         (e) Subordinated Debt, provided such Indebtedness is not amended or prepaid, except in accordance with Section 8.11, without the consent of the Majority Lenders, provided further that in the event that after the Closing Date any Restricted Subsidiary of the Parent guarantees any Subordinated Debt, the terms of such guaranty shall provide for the release of such guaranty upon the sale of stock or all or substantially all of the assets of such Restricted Subsidiary (even if such sale was made in a foreclosure) in substantially the same form of release provision as in the Senior Subordinated Indenture and PROVIDED further that the Obligations hereunder shall be "senior debt";

         (f) Indebtedness incurred in respect of Swap Contracts;

         (g) Indebtedness of any Borrower incurred to refinance or replace other Indebtedness permitted under this ss.8.1, PROVIDED THAT (i) the principal amount (or committed principal amount) of such refinancing Indebtedness shall not exceed the outstanding principal amount (or committed principal amount) of the Indebtedness being refinanced and (ii) the terms of such refinancing



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




Indebtedness are not more onerous in the aggregate to such Borrower than the terms of the Indebtedness being refinanced;

         (h) unsecured guarantees of the Parent of any of the Indebtedness permitted in (b) through (g) above;

         (i) additional unsecured Indebtedness of the Borrowers in an aggregate amount not to exceed $25,000,000;

         (j) Indebtedness of the ES SPV with respect to Permitted Equipment Securitizations which Indebtedness shall be non-recourse to the Borrowers except as permitted in ss.8.1(l) hereof;

         (k) other Indebtedness of any Unrestricted Subsidiary which is non-recourse to the Borrowers (except that the capital stock of such Unrestricted Subsidiary may be pledged by the Borrowers to secure such Indebtedness of such Unrestricted Subsidiary);

         (l) recourse Indebtedness of the Borrowers with respect to (i) Reimbursement Obligations under the Equipment Securitization L/C, and (ii) lease payment obligations of the Borrowers to the ES SPV (and any guarantees by the Parent in respect thereof) arising in connection with Permitted Equipment Securitizations;

         (m) Indebtedness with respect to the indemnification of officers and directors of the Borrowers or any Subsidiary in the ordinary course of business;

         (n) contingent Indebtedness with respect to the Series A Preferred Stock and the Series B Preferred Stock, provided that no Distribution shall be made with respect to such Indebtedness; and

         (o) any guarantee or sale of recourse promissory notes by any of the Borrowers of Indebtedness of any Person incurred in connection with the purchase of equipment from the Borrowers, the Unrestricted Subsidiaries, or a manufacturer or supplier of such equipment, provided that the aggregate of all such guarantees of and sales by the Borrowers does not exceed $5,000,000;

provided that if the creation, incurrence, assumption or existence of any Indebtedness would constitute an Event of Default under, or be prohibited pursuant to the terms of, the then existing Subordinated Debt, then the creation, incurrence, assumption or existence of such Indebtedness shall not be permitted hereunder.

         SS.8.2. RESTRICTIONS ON LIENS. The Borrowers shall not, nor permit any of their Subsidiaries to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

         (a) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue, to the extent that payment thereof is not required pursuant to ss.7.8 hereof;

         (b) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or to secure contracts, leases and statutory obligations;

         (c) Liens in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the applicable Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which such Borrower maintains adequate reserves or are covered by insurance or bonds;

         (d) Liens of carriers, warehousemen, mechanics and materialmen and reclamation rights of suppliers and vendors, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, PROVIDED THAT such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the applicable Borrower in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto as required by GAAP and PROVIDED FURTHER that such Borrower will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien unless such lien is bonded;

         (e) Encumbrances on Real Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of Real Property and defects and irregularities in the title thereto, landlord's or lessor's liens and rights under leases to which any Borrower is a party, and other minor liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the Real Property affected in the ordinary conduct of the business of such Borrower, which defects do not individually or in the aggregate have a material adverse effect on the business of such Borrower individually or of the Borrowers on a consolidated basis and do not adversely affect the Lenders' collateral rights;

         (f) (i) liens granted by the Borrowers or acquired Restricted Subsidiaries with respect to asset financings (mortgages, Capitalized Leases, etc.) or industrial revenue bonds or other leases permitted under ss.8.1(d) on the terms and conditions in effect as of the date of the acquisition, and the replacement, extension or renewal of any such lien PROVIDED THAT in each such case such liens shall encumber only the property or assets so financed and the proceeds thereof and shall not exceed the fair market value thereof at the time incurred and shall not have been incurred in contemplation of such acquisition;
(ii) liens in respect of Indebtedness to sellers and Capitalized Leases permitted by ss.8.1(d); (iii) purchase money security interests in or purchase money mortgages on real or personal property to secure purchase money Indebtedness of the type and amount permitted by ss.8.1(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and the proceeds thereof, and the replacement, extension or renewal of any such lien encumbering no more than the property or assets encumbered by such lien; (iv) liens existing as of the Closing Date and listed on SCHEDULE 8.2; (v) liens granted on rental contracts or accounts arising from rental contracts relating to equipment financed by Deutsche Financial Services ("DFS") not to exceed $8,500,000, which liens may only be exercised by DFS after an Event of Default pursuant to Section 13.1(g) of this Credit Agreement; and (vi) liens to secure refinancing Indebtedness of the Indebtedness permitted by ss.8.1(d) PROVIDED THAT such liens shall encumber only the property or assets so refinanced and the proceeds thereof;

         (g) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;

         (h) Liens granted by Borrowers to third-parties on the capital stock (or equivalent interest) of any Unrestricted Subsidiary;

         (i) Permitted Equipment Securitization Liens; and

         (j) other liens granted by Unrestricted Subsidiaries provided that such liens are only on the assets of such Unrestricted Subsidiaries.

         SS.8.3. RESTRICTIONS ON INVESTMENTS. The Borrowers shall not, directly or indirectly, purchase or acquire any capital stock, equity interest, or other obligations or securities of, or any interest in, any other Person, or make any acquisition, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any other Person, (an "Investment") other than:

         (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

         (b) demand deposits, certificates of deposit and time deposits of commercial banks in the United States or of Eligible Foreign Banks having unimpaired capital and surplus in excess of $250,000,000;

         (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of

America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

         (d) money market mutual funds which invest primarily in assets described in ss.8.3(a) - (c);

         (e) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

         (f) Investments existing as of the Closing Date and listed on SCHEDULE 8.3;

         (g) loans, investments and advances by any Borrower in or to another then existing Borrower;

         (h) Investments with respect to Indebtedness permitted by ss.8.1(e);

         (i) Investments permitted under ss.8.4;

         (j) contributions to and payments of benefits under any Employee Benefit Plan (in accordance with the terms of the Employee Benefit Plan) permitted hereunder;

         (k) advances or loans made in the ordinary course of business not to exceed $5,000,000 in the aggregate outstanding at any one time; and

         (l) other Investments (in addition to those permitted under ss.8.4) and commitments to make such investments in connection with acquisitions of any stock of, partnership or joint venture interests in, or assets of any Person (hereinafter an "Unrestricted Subsidiary" with it being agreed that any such Unrestricted Subsidiary is not required to become a Borrower); PROVIDED that (A) the total consideration paid by the Borrowers with respect to all such investments (when aggregated with all such other investments permitted pursuant to this ss.8.3(l)), shall not exceed $40,000,000 less without duplication recourse Indebtedness utilized under ss.8.1(l)(i) and (B) all liabilities with respect to such Unrestricted Subsidiaries shall be non-recourse to the Borrowers (except as provided in ss.ss.8.1(l) and (o)).

         SS.8.4.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

                  SS.8.4.1. MERGERS AND ACQUISITIONS. The Borrowers will not effect any merger, amalgamation, consolidation, asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices and Capital Expenditures permitted by ss.9.6) except the merger, amalgamation or consolidation of, or asset or stock acquisitions between existing Borrowers (provided that the Parent will be the survivor of any such transaction between the Parent and another Borrower) and except as otherwise provided in this ss.8.4. Any Borrower may effect such a merger, amalgamation, consolidation or purchase or otherwise acquire all of the stock or other equity interests or all or any portion of the assets of any other Person PROVIDED THAT:

         (a) at the time of each such merger consolidation, amalgamation, or acquisition or series of mergers, amalgamations, consolidations or acquisitions;

                  (i) the Borrowers are in current compliance with and, giving effect to the proposed acquisition (including any borrowings made or to be made in connection therewith), will continue to be in compliance with all of the covenants in ss.9 hereof on a pro forma historical combined basis as if the transaction occurred on the first day of the period of measurement;

                  (ii) at the time of such acquisition, no Default or Event of Default has occurred and is continuing, and such acquisition will not otherwise create a Default or an Event of Default hereunder;

                  (iii) the business to be acquired is predominantly in the same lines of business as the Borrowers, or businesses reasonably related or incidental thereto;

                  (iv) the business to be acquired operates predominantly in the United States or Canada;

                  (v) all of the assets to be acquired shall be owned by the Parent or an existing or newly created or acquired Restricted Subsidiary of the Parent which Restricted Subsidiary shall, subject to ss.7.16, be a Borrower, all of the assets and stock or other equity interests have been or, within ten (10) days after such acquisition, will be pledged to the Administrative Agent in accordance with ss.7.16 hereof or, in the case of a stock or other equity interest acquisition, the acquired company, within ten (10) days after such acquisition, shall become a Borrower or shall be merged with and into, or amalgamated with, a wholly-owned Restricted Subsidiary that is a Borrower and such newly acquired or created Restricted Subsidiary shall otherwise comply with the provisions of ss.7.16 hereof;

                  (vi) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition;

                  (vii) if such acquisition is made by a merger or amalgamation, a Borrower shall be the surviving entity;

                  (viii) the cash consideration to be paid by the Borrowers in connection with such acquisition or series of related acquisitions (including deferred payments and the aggregate amount of all Funded Debt assumed) shall not exceed $15,000,000 without the consent of Administrative Agent and the Majority Lenders ("Majority Consent"); and

                  (ix) each acquisition is preceded by the Borrowers' standard due diligence practices.

         (b) in connection with each such merger, amalgamation, consolidation or acquisition, or series of mergers, amalgamations, consolidations or acquisitions, requiring Majority Consent, the Borrowers shall, unless waived by the Majority Lenders, comply with the requirements set forth in ss.8.4.1(a) and:

                  (i) not later than seven (7) days prior to the proposed acquisition date of such acquisition, a copy of the purchase agreement (or a current draft thereof), together with audited (if available, or otherwise unaudited) financial statements for any Restricted Subsidiary or business to be acquired for the preceding two (2) fiscal years or such shorter period of time as such Restricted Subsidiary or business has been in existence, shall have been furnished to the Administrative Agent; the Administrative Agent will, at the request of any Lender, deliver a copy of such agreement to such Lender after the Administrative Agent's receipt thereof;

                  (ii) not later than seven (7) days prior to the proposed acquisition date, summaries of the relevant due diligence review shall have been provided to the Administrative Agent (each a "Due Diligence Summary"); the Administrative Agent will, at the request of any Lender, deliver a copy of such summaries to such Lender after the Administrative Agent's receipt thereof;

                  (iii) a Compliance Certificate demonstrating compliance with ss.8.4.1(a)(i) shall have been provided to the Administrative Agent and, upon a request by any Lender, to such Lender;

                  (iv) not later than ten (10) days after the closing date of such acquisition, the Parent shall provide a certificate stating that such acquisition has been completed substantially in accordance with the terms of the acquisition documents provided to the Administrative Agent and the Loan Documents; and

         (c) the Borrowers shall deliver all or any part of the information set forth in (b) above for any other merger, amalgamation, consolidation or acquisition at the request of Administrative Agent.

         Notwithstanding anything herein to the contrary, the ability of the Borrowers to incur any Indebtedness in connection with any transaction permitted pursuant to this ss.8.4 shall be governed by ss.8.1.

                  SS.8.4.2. DISPOSITION OF ASSETS. The Borrowers will not effect any sale or disposition of assets, other than (a) in the ordinary course of business consistent with past practices, (b) sales pursuant to a Permitted Equipment Securitization so long as no Default or Event of Default shall have occurred and be continuing at the time of such sale, and (c) so long as no Default or Event of Default shall have occurred and be continuing at the time of such disposition, (i) other sales of Rental Equipment, (ii) sales of Real

Property and (iii) other sales or dispositions of non-Rental Equipment assets not exceeding $40,000,000 in the aggregate during the term of this Credit Agreement, PROVIDED THAT in the case of this clause (c), the net proceeds of such sale or disposition are invested by the Borrowers in the purchase of Rental Equipment (not subject to an Equipment Securitization) or are applied to reduce the outstanding amount of Revolving Credit Loans, within ninety (90) days of each such sale or disposition. The Administrative Agent shall release its lien on the assets disposed of in accordance with this ss.8.4.2 and will deliver to the Borrowers such evidence of such release as the Borrowers may reasonably request.

         SS.8.5. SALE AND LEASEBACK. Except as permitted under ss.8.1(d)(iv), ss.8.4.2(c)(ii) and with respect to a Permitted Equipment Securitization, none of the Borrowers shall enter into any arrangement, directly or indirectly, whereby any Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which such Borrower intends to use for substantially the same purpose as the property being sold or transferred, without the prior written consent of the Majority Lenders.

         SS.8.6. RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. None of the Borrowers shall make Distributions except that the Parent may repurchase shares of its common stock having an aggregate value of up to $15,000,000 per year and any Borrower may make Distributions to another Borrower PROVIDED no Default or Event of Default exists or would be created by the making of such Distributions. Notwithstanding the foregoing, any Borrower may make Distributions to the Parent. None of the Borrowers shall effect or permit any change in or amendment to any document or instrument pertaining to the terms of any Borrower's (other than the Parent's) capital stock that could adversely affect the rights of the Lenders and the Administrative Agent.

         SS.8.7. EMPLOYEE BENEFIT PLANS. None of the Borrowers nor any ERISA Affiliate will:

         (a) engage in any "prohibited transaction" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for any Borrower; or

         (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; or

         (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to ss.302(f) or ss.4068 of ERISA; or

         (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code; or

         (e) permit or take any action which would result in the aggregate benefit liabilities (within the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

         SS.8.8. NEGATIVE PLEDGES. The Borrowers shall not enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits any Borrower from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest on any assets owned by the Borrowers in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents, other than with respect to assets which are subject to Basket Liens or Permitted Equipment Securitization Liens.

         SS.8.9. BUSINESS ACTIVITIES. The Borrowers will not engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by any Borrower on the Closing Date and in such businesses permitted by ss.8.4.1(a)(iii).

         SS.8.10. TRANSACTIONS WITH AFFILIATES. The Borrowers will not engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business. Nothing in this ss.8.10 shall prohibit transactions permitted by ss.ss.8.1(c), 8.3(f), 8.4.2(a) and (b), 8.5, 8.6 and 8.13 or
customary indemnification of officers and directors of the Borrowers.

         SS.8.11. SUBORDINATED DEBT. None of the Borrowers will amend, supplement or otherwise modify the terms of any of the Subordinated Debt (except that the Borrowers may amend Seller Notes containing the Prior Exhibit G language to include the language from Exhibit G hereto) without thirty (30) days prior written notice to the Administrative Agent and the Lenders of such change, and will not make any change which, in the opinion of the Administrative Agent, would be in any way materially adverse to the Lenders without the prior written consent of the Majority Lenders or prepay, redeem or repurchase any of the Subordinated Debt, except in accordance with this Section 8.11. Prior to the making of any scheduled payment of principal on any of the Subordinated Debt, the Borrowers shall deliver to the Administrative Agent and the Lenders a Compliance Certificate demonstrating that on a pro forma basis after giving effect to the proposed payment and any borrowings needed to make such payment, AND any other Indebtedness incurred since the most recent Compliance Certificate delivered to the Administrative Agent, assuming such payment and borrowing had been incurred as of the last day of the prior fiscal quarter, the Borrowers are and shall continue to be in compliance with all of the covenants in ss.9 hereof as of such date of delivery of such Compliance Certificate. In the event that the Borrowers are unable to deliver such Compliance Certificate, the Borrowers shall prepay the Term Loan, at least one (1) Business Day prior to making any payment on any Subordinated Debt, in an amount sufficient to bring the Borrowers into pro forma compliance with the covenants in ss.9 of the Credit Agreement. Each such payment on the Term Loan shall be allocated in the manner set forth in ss.4.4.3 of this Credit Agreement. Notwithstanding anything herein to the contrary, in no case may the Borrowers make any payment of principal, interest, or other amounts owing with respect to the Subordinated Debt if an Event of Default under ss.13.1(a) or (b) exists or would be created by the making of such payment. Seller Notes may be repaid prior to the scheduled maturity date thereof from the proceeds of (i) an offer and sale of shares of common stock of the Parent or (ii) Subordinated Debt other than the Seller Notes, provided that prior to such payments the Borrowers shall deliver to the Administrative Agent and the Lenders a Compliance Certificate demonstrating that on a pro forma basis after giving effect to the proposed payment and any other Indebtedness incurred since the most recent Compliance Certificate delivered to the Administrative Agent, assuming such payment and borrowing had been incurred as of the last day of the prior fiscal quarter, the Borrowers are and shall continue to be in compliance with all of the covenants in Section 9 hereof as of such date of delivery of such Compliance Certificate.

         SS.8.12. FISCAL YEAR. None of the Borrowers will change the date of its fiscal year from that set forth in ss.6.4(c) hereof.

         SS.8.13. PERMITTED EQUIPMENT SECURITIZATIONS.

         (a) The Borrowers shall not enter into any Equipment Securitizations unless (i) the Equipment Securitizations are Permitted Equipment Securitizations, (ii) the Borrowers shall be in PRO FORMA compliance with the financial covenants in ss.9 (taking into account mandatory prepayments required by ss.4.4.2(c)) and (iii) no Default or Event of Default otherwise has occurred and is continuing or would occur after giving effect thereto.

         (b) The Borrowers shall not cause or permit at any time either the outstanding Equipment Securitization Obligations or the cumulative fair market value at the time of the transfer or financing of the equipment, inventory and related assets of the Borrowers transferred to or financed by the ES SPV to exceed (i) $100,000,000 PLUS the aggregate amount of any prior reductions under ss.4.4.2(c) (with such excess being referred to as the "Reduction Amount"), unless the Borrowers shall have at least $75,000,000 in availability from the Revolving Credit Lenders to obtain Revolving Credit Loans, or (ii) 15% of Consolidated Tangible Assets plus the Unused Debt Basket Amount.

         SS.9. FINANCIAL COVENANTS. Each of the Borrowers covenants and agrees that, so long as any Loan, any Note, any Reimbursement Obligation or other Obligation is outstanding or the Lenders have any obligation to make Loans or participate in Loans or Letters of Credit, or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit hereunder:

         SS.9.1. LEVERAGE RATIO. Commencing with the fiscal quarter ending September 30, 2000, the ratio of (a) Funded Debt as at the end of any fiscal quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed the ratio for the quarters ending on or within the respective periods set forth in the following table:

------------------------------------------------------------
         FISCAL QUARTERS ENDING:          MAXIMUM RATIO:
------------------------------------------------------------
            09/30/00                       4.75:1
------------------------------------------------------------
      12/31/00 - 12/31/01                  4.50:1
------------------------------------------------------------
       03/31/02 - 9/30/02                  4.25:1
------------------------------------------------------------
       12/31/02 -9/30/03                   4.00:1
------------------------------------------------------------
            12/31/03                       3.75:1
------------------------------------------------------------
     3/31/04 and thereafter                3.50:1
------------------------------------------------------------

PROVIDED that at any time when the applicable Leverage Ratio set in the table above is greater than 4:00:1, the Borrowers may elect at their sole discretion upon notice to the Administrative Agent and the Lenders to set the Leverage Ratio at 4:00:1, subject to the further step-downs in the Leverage Ratio on the dates set forth above.

         SS.9.2. SENIOR FUNDED DEBT TO EBITDA. Commencing with the fiscal quarter ending September 30, 2000, the ratio of (a) Senior Funded Debt as at the end of any fiscal quarter to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date shall not exceed the ratio for the quarters ending on or within the respective periods set forth in the following table:

--------------------------------------------------------
  FISCAL QUARTERS ENDING:          MINIMUM RATIO:
--------------------------------------------------------
     09/30/00 - 3/31/01                3.50:1
--------------------------------------------------------
     06/30/01 - 9/30/03                3.25:1
--------------------------------------------------------
  12/31/03 and thereafter              3.00:1
--------------------------------------------------------

         SS.9.3. INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Borrowers commencing with the fiscal quarter ending September 30, 2000, the Borrowers will not permit the ratio (the "Interest Coverage Ratio") of (a) actual reported EBITDAR (without PRO FORMA adjustment for acquisitions) for the period of four (4) consecutive fiscal quarters ending on such date to (b) the sum of Consolidated Total Interest Expense and Rental Expense for such period to be less than the ratio for the quarters ending on or within the respective periods set forth in the following table:

---------------------------------------------------
 FISCAL QUARTERS ENDING:       MINIMUM RATIO:
---------------------------------------------------
    9/30/00 - 12/31/01              1.75:1
----------------------------------------------------
    3/31/02 - 12/31/02              2.00:1
----------------------------------------------------
  3/31/03 and thereafter            2.25:1
----------------------------------------------------

         SS.9.4. SENIOR DEBT TO TANGIBLE ASSETS. The Borrowers will not permit at any time the ratio of (a) the sum of the Loans, unpaid Reimbursement Obligations and the Maximum Drawing Amount to (b) Consolidated Tangible Assets to be greater than 1.00:1.

         SS.9.5. CONSOLIDATED NET WORTH. The Borrowers will not permit Consolidated Net Worth at any time to be less than $387,000,000 PLUS the sum of
(i) 50% of positive Consolidated Net Income for each fiscal quarter, beginning with the fiscal quarter ended September 30, 2000, and (ii) 100% of the net proceeds of any sale by the Borrowers of (A) equity securities issued by the Borrowers (including the Series B Preferred Stock) or (B) warrants or subscription rights for equity securities issued by the Borrowers.

         SS.9.6. CAPITAL EXPENDITURES. Capital Expenditures (other than for Rental Equipment and trucks, trailers and other equipment used to transport the same used in the ordinary course of business) for any fiscal year shall not exceed (a) $45,000,000 (PROVIDED, HOWEVER, that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not utilized, such unutilized amount may be utilized in the next succeeding fiscal year after application of the amount set forth in the table above, but not in any subsequent fiscal year) plus (b) $200,000 per Lowe's Store opened in such fiscal year, provided that the aggregate amount of non-Rental Equipment Capital Expenditures for all Lowe's Stores does not exceed $32,000,000 per fiscal year.

         SS.10. CLOSING CONDITIONS. The obligations of (a) the Lenders to convert the loans and letters of credit under the Prior Credit Agreement into Loans and Letters of Credit and to make the initial Loans, (b) the Issuing Bank to issue any initial Letters of Credit, and (c) the Lenders and the Administrative Agent otherwise to be bound by the terms of this Credit Agreement shall be subject to the satisfaction of each of the following conditions precedent:

         SS.10.1. LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Lenders.

         SS.10.2. CORPORATE ACTION. All corporate or partnership action necessary for the valid execution, delivery and performance by each Borrower of the Loan Documents to which it is a party shall have been duly and effectively taken, and satisfactory evidence thereof shall have been provided to the Administrative Agent.

         SS.10.3. CERTIFICATE OF SECRETARY; GOOD STANDING CERTIFICATES. The Administrative Agent shall have received from each Borrower a certificate of good standing, valid existence or subsistence, status, or compliance, as applicable, of such Borrower from the Secretary of State or other appropriate official of the jurisdiction of its organization or formation and from each jurisdiction in which it is authorized to conduct business, in each case dated as of a recent date. The Administrative Agent shall also have received from each Borrower a certificate of its Secretary certifying the following attachments thereto: (a) a copy of its certificate or articles of incorporation, certificate of limited partnership or other constituent documents, in each case as amended to date, certified as of a recent date by the Secretary of State or other appropriate official of the jurisdiction of its organization or formation, (b) a true, correct and complete copy of its by-laws or limited partnership agreement, as applicable, including all amendments thereto, and (c) a true, correct and complete copy of the resolutions of its board of directors or a committee thereof or general partner, as applicable, authorizing the transactions contemplated hereunder and under the other Loan Documents. Such Secretary's Certificate shall also give the name and bear a specimen signature of each individual who shall be authorized (i) to sign the Loan Documents on behalf of each Borrower; (ii) to make Loan and Letter of Credit Requests; and (iii) to give notices and to take other action on each Borrower's behalf under the Loan Documents.

         SS.10.4. VALIDITY OF LIENS. The Security Documents shall be effective to create and maintain in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected or such documentation shall be delivered to the Administrative Agent, including, without limitation, the filing of such UCC-3 Assignments and UCC-3 Amendments to continue the liens granted by the Parent and its Subsidiaries under the Prior Credit Agreement and the security documents related thereto. The Administrative Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Administrative Agent.

         SS.10.5. PERFECTION CERTIFICATES AND SEARCH RESULTS. The Administrative Agent shall have received from each Borrower a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         SS.10.6. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received a certificate of insurance signed by the insurer or an agent authorized to bind the insurer dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the Borrowers' insurance coverage and naming the Administrative Agent as loss payee and additional insured as further provided in the Security Agreements.

         SS.10.7. LEGAL OPINIONS. The Administrative Agent shall have received favorable legal opinions from counsel to the Borrowers, addressed to the Administrative Agent and each Lender, dated as of the Closing Date, in form and substance satisfactory to the Administrative Agent, and including, without limiting the generality of the foregoing, an opinion regarding noncontravention of the Loan Documents and the transactions contemplated herein and therein.

         SS.10.8. PAYMENT OF FEES. The Borrowers shall have paid all fees owing to any of the Lenders or the Agents, as appropriate, including, without limitation, the fees and expenses of the Administrative Agent's counsel and the fees set forth in the fee letters dated as of July 21, 2000 (the "Fee Letter").

         SS.10.9. CLOSING CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, stating that, as of such date (a) the representations and warranties set forth herein or in any other Loan Document are true and correct and (b) no Default or Event of Default has occurred and is continuing.

         SS.10.10. CONSENTS. The Borrowers shall have delivered to the Administrative Agent evidence that all requisite material third-party consents to the transactions contemplated hereunder and under the other Loan Documents have been received.

         SS.10.11. SUBORDINATED DEBT DOCUMENTS. The Borrowers shall have delivered to the Administrative Agent true, correct and complete copies of the documents evidencing the Subordinated Debt (including any amendments thereof) in existence as of the Closing Date and any of such documents not previously delivered and approved by the Administrative Agent shall be in form and substance satisfactory to the Administrative Agent.

         SS.10.12. EQUITY OFFERING. The Borrowers shall have received commitments for gross equity proceeds of an amount not less than $100,000,000 from the Series B Preferred Stock offering (the "New Equity Offering"), provided that no Lender shall be obligated to fund under this Agreement prior to receipt of evidence satisfactory to the Agents, including, without limitation, an opinion with respect thereto (a) that the Parent has obtained proxies for the necessary share votes to allow the remaining proceeds to close in accordance with ss.7.21, and (b) of $50,000,000 gross equity proceeds.

         SS.10.13. MATERIAL ADVERSE CHANGES. Since March 31, 2000, there shall not have occurred any material adverse changes in the financial condition, business or prospects of the Parent and its Restricted Subsidiaries, taken as a whole.

         SS.10.14. SOLVENCY CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, as to the solvency of the Borrowers on a consolidated basis following consummation of the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent.

         SS.10.15. SEVEN PERCENT CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date and in form and substance satisfactory to the Administrative Agent, demonstrating that the value of titled or registered Rental Equipment (not subject to an Equipment Securitization Lien) and owned Real Property does not exceed seven percent (7%) of such Rental Equipment and owned Real Property, as shown on the Borrowers' consolidated financial statements in accordance with GAAP.

         SS.10.16. INCURRENCE TEST CERTIFICATE. The Borrowers shall have delivered to the Administrative Agent a certificate, dated as of the Closing Date, demonstrating the Borrowers' compliance with the incurrence test under the Subordinated Debt following consummation of the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent.

         SS.11. CONDITIONS OF ALL LOANS. The obligations of the Lenders to convert the loans under the Prior Credit Agreement into Loans hereunder, and to make or extend any Loan, and of the Issuing Bank to issue, extend or renew any Letter of Credit on or after the Closing Date shall also be subject to the following conditions precedent:

         SS.11.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects as of the date as of which they were made and shall also be true in all material respects at and as of the time of any Drawdown Date or the issuance, extension or renewal of any Letter of Credit with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate solely and expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

         SS.11.2. PERFORMANCE; NO EVENT OF DEFAULT. The Borrowers shall have performed and complied with all terms and conditions herein required to be performed or complied with by the Borrowers prior to or at the time of any Loan or Letter of Credit. Each request by the Borrowers for a Loan, for issuance, extension or renewal of a Letter of Credit subsequent to the Closing Date shall constitute certification by the Borrowers that the conditions specified in ss.ss.11.1 and 11.2 will be duly satisfied on the date of such Loan or Letter of Credit issuance.

         SS.11.3. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of any Lender would make it illegal for such Lender to make Loans hereunder or to participate in the issuance, extension or renewal of letters of credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

         SS.11.4. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in form and substance reasonably satisfactory to such Lender as such

Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

         SS.11.5. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all documents incident thereto required to be delivered hereunder shall have been delivered to the Lenders in form and substance satisfactory to the Lenders, the Administrative Agent and its counsel, including without limitation a Loan and Letter of Credit Request in the form attached hereto as EXHIBIT C, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent or any Lender may reasonably request.

         SS.12. COLLATERAL SECURITY. The Obligations shall be secured by (a) a perfected first priority security interest (except for assets subject to Basket Liens or other Permitted Liens entitled to priority under applicable law) in all assets (other than Real Property or titled or registered Rental Equipment unless required pursuant to ss.7.19) of each Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Borrower is a party; and (b) a pledge of 100% of the capital stock or other equity interests of each Restricted Subsidiary of the Parent pursuant to the terms of the Pledge Agreements. Notwithstanding anything herein to the contrary, the Administrative Agent may release, and/or subordinate, the Administrative Agent's lien on certain Collateral if such Collateral is released or subordinated in connection with a Permitted Equipment Transfer, or is subject to a Permitted Securitization Lien.

         SS.13.  EVENTS OF DEFAULT; ACCELERATION; TERMINATION OF COMMITMENT.

         SS.13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

         (a) the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the Revolving Credit Maturity Date, Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment (including, without limitation, any prepayments required by ss.ss.4.4 or 8.11);

         (b) the Borrowers shall fail to pay any interest or fees or other amounts owing hereunder within five (5) Business Days after the same shall become due and payable whether at the Revolving Credit Maturity Date, Term Loan Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

         (c) (i) any Borrower shall fail to comply with any of the covenants contained in ss.7.1, 7.16, 7.19, 8 or 9, or (ii) any Borrower shall fail to comply with any of the covenants contained in the first clause of ss.7.5 or in ss.7.15 within ten (10) days after the earlier to occur of (A) written notice of such failure given to the Borrowers by the Administrative Agent or any Lender or
(B) the date on which any Borrower knew or should have known about such event;

         (d) any Borrower shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in subsections (a), (b), and (c) above) within thirty (30) days after the earlier to occur of (i) the date that written notice of such failure has been given to the Borrowers by the Administrative Agent or any Lender or (ii) the date on which any Borrower knew or should have known about such event;

         (e) any representation or warranty contained in this Credit Agreement, any of the Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or repeated;

         (f) (i) the Parent shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness (other than the Obligations) in an aggregate amount greater than $10,000,000 or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in an aggregate amount greater than $10,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or (ii) any Borrower other than the Parent shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness (other than the Obligations) in an aggregate amount greater than $5,000,000 (or, together with the other non-Parent Borrowers exceeds an aggregate amount of $10,000,000) or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness in an aggregate amount greater than $5,000,000 (or, together with the other non-Parent Borrowers exceeds an aggregate amount of $10,000,000) for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

         (g) any Borrower makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator, receiver or receiver and manager of any Borrower or of any substantial part of the assets of any Borrower or commences any case or other proceeding relating to any Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against any Borrower and such Borrower indicates its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within ninety (90) days following the filing thereof;

         (h) a decree or order is entered appointing any such trustee, custodian, liquidator, receiver or receiver and manager or adjudicating any Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

         (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, any final judgment against any Borrower which, with other outstanding final judgments, undischarged, unsatisfied and unstayed against the Borrowers, exceeds in the aggregate $10,000,000 after taking into account any undisputed insurance coverage;

         (j) (i) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part, other than payments made in compliance with ss.4.4 or ss.8.11 hereof, or (ii) any of the Borrowers, the Parent or the ES SPV shall fail to pay on any due date, after giving effect to any applicable period of grace, or at maturity all or any part of the Equipment Securitization Obligations, or (iii) the holder or holders thereof have accelerated the maturity of all or any part of the Equipment Securitization Obligations, or (iv) there is a draw under the Equipment Securitization L/C, or (v) any default or event of default incorporated by reference under any Intercreditor Agreement has occurred;

         (k) any Borrower, other than the Parent, or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $5,000,000, (or, in the case of the Parent, or together with other non-Parent Borrowers, exceeds an aggregate amount of $10,000,000) any Borrower, other than the Parent or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $5,000,000 (or, in the case of the Parent, or together with other non-Parent Borrowers, exceeds an aggregate amount of $10,000,000), or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), PROVIDED THAT the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Borrower other than the Parent to the PBGC or such Plan in an aggregate amount exceeding $10,000,000 (or, in the case of the Parent, or together with other non-Parent Borrowers, exceeds an aggregate amount of $10,000,000) and (B) could constitute grounds for the termination of such Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Plan or for the imposition of a lien in favor of such Plan; or
(ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan;

         (l) any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

         (m) (i) the Parent shall at any time, legally or beneficially own directly or indirectly less than one hundred percent (100%) of the shares of the capital stock of each other Borrower, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Borrower; (ii) except as set forth on SCHEDULE 13.1(M), any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Parent, unless such change in beneficial ownership is a result of issuances of common stock by the Parent after the Closing Date, in which case such percentage shall be increased to 35%; or, during any period of twelve consecutive calendar months, individuals who were directors of the Parent on the first day of such period (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of the Parent; or
(iii) there shall occur a "Change of Control" under the Series A Preferred Stock, the Series B Preferred Stock or Subordinated Debt (in each case as defined therein) and such "Change of Control" shall (A) create an event of default thereunder of Indebtedness in excess of $10,000,000 in the aggregate, or
(B) entitle the holders thereof to payment in excess of $10,000,000 in the aggregate;

then, and in any such Event of Default, so long as the same may be continuing, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED



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THAT in the event of any Event of Default specified in ss.ss.13(g), 13(h) or
13(j) all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender. Upon demand by the Required Revolving Credit Lenders after the occurrence of any Event of Default, the Borrowers shall immediately provide to the Administrative Agent cash in an amount equal to the Maximum Drawing Amount to be held by the Administrative Agent as collateral security for the Letter of Credit Obligations, PROVIDED THAT in the event of any Event of Default specified in ss.ss.13(g), 13(h) or 13(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

         SS.13.2. TERMINATION OF COMMITMENTS. If any Event of Default shall occur, the Administrative Agent may, and at the request of the Required Revolving Credit Lenders shall, by notice to the Borrowers, terminate the unused portion of the Total Commitment hereunder, and upon such notice being given, such unused portion of the Total Commitment hereunder shall terminate immediately and the Revolving Credit Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit for the account of the Borrowers hereunder, PROVIDED THAT in the event of any Event of Default specified in ss.ss.13(g), 13(h) or 13(j), the Total Commitment shall forthwith terminate and each of the Revolving Credit Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit automatically and without any requirement of notice from the Administrative Agent, the Issuing Bank or any Lender. No termination of any portion of the Total Commitment hereunder shall relieve the Borrowers of any of their existing Obligations to the Revolving Credit Lenders hereunder or elsewhere.

         SS.13.3. REMEDIES. Subject to ss.14, in case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans and other Obligations pursuant to ss.13.1, each Lender may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including, without limitation, as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Lender, PROVIDED THAT, if any of the Collateral is Real Property located in California, Louisiana or any other state or province having a one form of action rule or any rule which might impair the Collateral, then prior to initiating any such proceeding, such Lender shall have supplied the Administrative Agent with opinions of nationally recognized law firms specializing in California law, Louisiana law, and the law of any other state or province, as applicable, having a one form of action rule to the effect that actions by such Lender under such circumstances shall not constitute an action for purposes of such state's or province's one form of action rule or in any other way impair the Collateral. No remedy herein conferred upon any Lender, the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SS.13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Event of Default, the





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Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                           (a) First, to the payment of, or (as the case may be)
                  the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, fees, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

                           (b) Second, notwithstanding anything to the contrary
                  set forth herein, to the payment of the Lenders, to be distributed PARI PASSU in accordance with the aggregate outstanding principal amount of, or held as cash collateral for, the Obligations (including the Maximum Drawing Amount of Letters of Credit outstanding) owing to each Lender divided by the aggregate outstanding principal amount of all Obligations (including the Maximum Drawing Amount of Letters of Credit outstanding), PROVIDED that upon the expiration or termination of any Letters of Credit, the Maximum Drawing Amount which has been included in calculating outstanding Obligations and any cash collateral held for the benefit of the Revolving Credit Lenders in respect thereto will be redistributed PARI PASSU to the Lenders in accordance with this paragraph (b);

                           (c) Third, upon payment and satisfaction in full or
                  other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of the State of New York; and

                           (d) Fourth, the excess, if any, shall be returned to
                  the Borrowers or to such other Persons as are entitled thereto.

         SS.14. SETOFF. Regardless of the adequacy of any Collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Lender or the Administrative Agent to any Borrower and any securities or other property of any Borrower in the possession of such Lender or the Administrative Agent may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any

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Borrower to the Lenders and the Administrative Agent. The Lenders and the
Administrative Agent agree among themselves that, if a Lender shall obtain payment on any Obligation outstanding under this Credit Agreement through the exercise of a right of offset, banker's lien or counterclaim, or from any other source including under ss.13.3 (other than by way of a PRO RATA payment under this Credit Agreement), it shall promptly make such adjustments with the other Lenders as shall be equitable to the end that all the Lenders shall share the benefits of such payments PRO RATA in accordance with each Lender's Loan Percentage immediately prior to the payment obtained by such Lender as aforesaid. The Lenders and the Administrative Agent further agree among themselves that if any payment to a Lender obtained by such Lender through the exercise of a right of offset, banker's lien or counterclaim, or from any other source (other than by way of a PRO RATA payment) as aforesaid shall be rescinded or must otherwise be restored, the Lenders and Administrative Agent who shall have shared the benefit of such payment shall return their share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored.

         SS.15.  THE ADMINISTRATIVE AGENT.

         SS.15.1.  AUTHORIZATION.

         (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

         (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "Administrative Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

         (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether

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recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

         SS.15.2. EMPLOYEES AND AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

         SS.15.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         SS.15.4. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender represents that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrowers and decision to enter into this Credit Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Credit Agreement or any other Loan Document. The Administrative Agent shall not be required to keep informed as to the performance or observance by the Borrowers of this Credit Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any Person which may come into the possession of the Administrative Agent or any of its affiliates. Each Lender shall have access to all documents relating to the Administrative Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by the Administrative Agent hereunder after receiving notice thereof (other than actions to which the provisions of ss.27 are applicable and other than actions which constitute gross negligence or willful misconduct by the Administrative Agent), such Lender shall conclusively be presumed to have approved the same. The Administrative Agent shall not be under any duty to take any action permitted to be taken by it pursuant to this Credit Agreement unless requested to do so by the Majority Lenders.

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         SS.15.5.  NO REPRESENTATIONS.

                  SS.15.5.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of any Borrower. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of any Borrower. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

                  SS.15.5.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.10, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or any affiliate to such Lender for consent, approval, acceptance or satisfaction, unless an officer of the Administrative Agent or any affiliate active upon the Borrowers' account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or any affiliate to such effect on or prior to the Closing Date.

         SS.15.6.  PAYMENTS.

                  SS.15.6.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to

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         each Lender such Lender's PRO RATA share (based on such Lender's
         Commitment Percentage or Loan Percentage, as the case may be) of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

                  SS.15.6.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make the distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                  SS.15.6.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) when required hereunder to make available to the Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans and unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and unpaid Reimbursement Obligations for which such Delinquent Lender has any obligations hereunder. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all such outstanding Loans and unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all such outstanding Loans and unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. A Delinquent Lender shall not be entitled to vote on any matters under this Credit Agreement or the other Loan Documents until such delinquency is satisfied in accordance with this ss.15.6.3, other than matters specified in ss.27 that require the consent of each Lender affected thereby (and such Delinquent Lender is affected thereby) or the consent of all Lenders.

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         SS.15.7. HOLDERS OF NOTES, ETC. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

         SS.15.8. INDEMNITY. The Lenders ratably (based on each such Lender's Loan Percentage) agree hereby to indemnify and hold harmless the Administrative Agent and their affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses, and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent or such affiliates' actions taken hereunder or thereunder, except to the extent that (a) the Administrative Agent or such affiliates have been reimbursed by the Borrowers as required by ss.16 or (b) any of the same shall be directly caused by the Administrative Agent or such affiliates' willful misconduct or gross negligence.

         SS.15.9. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

         SS.15.10. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         SS.15.11. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The

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Administrative Agent hereby agrees that upon receipt of any notice under this
ss.15.11 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

         SS.15.12. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Lenders and (ii) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful in any applicable jurisdiction.

         SS.15.13. DUTIES OF SYNDICATION AGENT AND DOCUMENTATION AGENT. Neither the Syndication Agent nor the Documentation Agent as such shall have any duties or responsibilities to the Borrowers, the Lenders or the Administrative Agent hereunder.

         SS.16.  EXPENSES AND INDEMNIFICATION.

         SS.16.1. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrowers jointly and severally agree to pay, in accordance with the provisions of ss.5.12, (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (iii) the reasonable fees, expenses and disbursements of one (1) United States counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, (iv) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or its affiliates in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all appraisal charges, (v) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, other than attorneys which are employees

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of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with
(A) the enforcement of or preservation of rights under any of the Loan Documents against any Borrower or the administration thereof after the occurrence and during the continuance of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with any Borrower and
(vi) all reasonable fees, expenses and disbursements of the Administrative Agent incurred in connection with UCC and other relevant searches, UCC and other relevant filings, mortgage recordings, certificates of title and any other applicable filings or recordings with respect to any Security Documents or Collateral, and (vii) any environmental assessments commissioned by the Administrative Agent prior to foreclosure on any Real Property.

         SS.16.2. INDEMNIFICATION. The Borrowers agree to indemnify and hold harmless, in accordance with the provisions of ss.5.12, the Administrative Agent, the Co-Arrangers, the Lenders and their respective shareholders, directors, officers, agents, subsidiaries and affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby including, without limitation, (i) any actual or proposed use by the Borrowers of the proceeds of any of the Loans or Letters of Credit, (ii) the Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or (iii) with respect to the Borrowers and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel (excluding the allocated costs of internal counsel) incurred in connection with any such investigation, litigation or other proceeding except for claims, actions, suits, liabilities, losses, damages and expenses arising from the gross negligence or willful misconduct of the Administrative Agent, such Co-Arranger, such Lender or such affiliate. In litigation, or the preparation therefor, the Lenders, the Co-Arrangers, the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel for each Lender, Co-Arranger and the Administrative Agent. If, and to the extent that the obligations of the Borrowers under this ss.16.2 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         SS.16.3. SURVIVAL. The covenants contained in this ss.16 shall survive payment or satisfaction in full of all other Obligations.

         SS.17. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the Notes, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrowers pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans, and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement, any Letter of Credit or the Notes remains outstanding and unpaid or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrowers pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrowers hereunder.

         SS.18.  ASSIGNMENT AND PARTICIPATION.

         SS.18.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans and/or all or a portion of its Term Loan at the time owing to it, the Revolving Credit Note or Term Note held by it and, if applicable, its participating interest in the risk relating to any Letters of Credit or Swing Line Loans); PROVIDED that (i) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing and until the sell-down of the Administrative Agent's and the Syndication Agent's initial underwriting and the Agents have reached their desired hold levels, the Parent (as the representative of the Borrowers) shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, PROVIDED that such consent shall not be required in connection with any assignment to any Lender, any affiliate of any Lender or any fund that invests in loans and is managed by any Lender or affiliate of any Lender, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, PROVIDED, HOWEVER, that nothing contained herein shall restrict any Lender from making a non-pro rata assignment of its Loans,
(iii) each assignment shall be in a minimum amount of $2,500,000 (PROVIDED that such minimum amount shall not be required in connection with any assignment to any Lender, any affiliate of any Lender or any fund that invests in loans and is managed by any Lender or affiliate of any Lender), or, if less, the entire Commitment or portion of the Term Loan of such Lender and, (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT E hereto or other forms approved by the Administrative Agent (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery,

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acceptance and recording, from and after the effective date specified in each
Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.18.3, be released from its obligations under this Credit Agreement.

         SS.18.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

         (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest,

         (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

         (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.7.4 and ss.8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

         (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

         (e) such assignee represents and warrants that it is an Eligible Assignee;

         (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

         (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

         (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

         (i) if applicable, such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

         SS.18.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender (or, in the case that the assignee Lender is a Replacement Lender, the Replacement Lender) agrees to pay to the Administrative Agent a registration fee in the sum of $3,500, provided, however, that no such fee shall be payable in the case of an assignment between existing Lenders or between a Lender and an affiliate of such Lender and, provided further that in the case of contemporaneous assignments by a Lender to more than one fund that invest in loans and that are managed by the same investment advisor (which funds are not Lenders hereunder), only one such fee shall be payable for all such contemporaneous assignments.

         SS.18.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment in the case of Revolving Credit Loans and/or a portion of the Term Loan, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Revolving Credit Lender or Term Loan Lender has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Note or Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Note or Notes. Within thirty (30) days of issuance of any new Notes pursuant to this ss.18.4, if requested by the assignor or assignee Lender, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Administrative Agent, relating to the due authorization, execution and delivery of such new Note or Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrowers.

         SS.18.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled, extend any regularly scheduled payment date for principal or interest or release all or substantially all of the Collateral.

         SS.18.6. DISCLOSURE. Each Borrower agrees that in addition to disclosures made in accordance with standard and customary lending practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

         SS.18.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH A BORROWER. If any assignee Lender is an Affiliate, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2, and the determination of the Majority Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is a Borrower or an Affiliate, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2 to the extent that such participation is beneficially owned by a Borrower or an Affiliate, and the determination of the Majority Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans or Reimbursement Obligations to the extent of such participation.

         SS.18.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to ss.16 with respect to any claims or actions arising prior to the date of such assignment. If any Eligible Assignee is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this ss.18 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to (a) any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341, (b) to a lender of such Lender (or trustee therefor) in connection with a bona fide financing, and (c) any Lender that is a fund that invests in bank loans may at any time pledge all or any portion of its interests and rights with respect to its Term Note to any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities, PROVIDED that any foreclosure or similar action by such trustee or other representative shall be subject to the other provisions of this ss.18. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrowers or the Administrative Agent hereunder. Notwithstanding anything contained herein to the contrary, no assignment or participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Credit Agreement.

         SS.18.9. ASSIGNMENT BY BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

         SS.19. PARTIES IN INTEREST. All the terms of this Credit Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto and thereto.

         SS.20. NOTICES, ETC. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph, telecopy, telex or facsimile and confirmed by delivery via courier or postal service, addressed as follows:

         (a) if to the Borrowers, at NationsRent, Inc., 450 East Las Olas Boulevard, Suite 1400, Ft. Lauderdale, Florida 33301, Attention: Gene J. Ostrow, Executive Vice President, telephone number (954) 760-6550, fax number (954) 760-6585;

         (b) if to the Administrative Agent or Fleet, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Timothy M. Laurion, Managing Director, telephone number 617-434-9689, fax number 617-434-2160;

         (c) if to any Lender, at such Lender's address set forth on SCHEDULE 1;

or, in each case, such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile,
(b) if sent by registered or certified first-class mail, postage prepaid, five
(5) Business Days after the posting thereof, and (c) if sent by telex or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         SS.21.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

         SS.21.1. SHARING OF INFORMATION WITH SECTION 20 SUBSIDIARY. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrowers, in connection with this Credit Agreement or otherwise, by a Section 20 Subsidiary. Each Borrower hereby authorizes (a) such Section 20 Subsidiary to share with the Administrative Agent and each Lender any information delivered to such Section 20 Subsidiary by such Borrower, and (b) the Administrative Agent and each Lender to share with such Section 20 Subsidiary any information delivered to the Administrative Agent or such Lender by the Borrowers pursuant to this Credit Agreement, or in connection with the decision of such Lender to enter into this Credit Agreement; it being understood, in each case, that any such Section 20 Subsidiary receiving such information shall be bound by the confidentiality provisions of this Credit Agreement. Such authorization shall survive the payment and satisfaction in full of all of the Obligations.

         SS.21.2. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of their affiliates, directors, officers and employees, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound commercial lending practices, any material non-public information supplied to it by the Borrowers pursuant to this Credit Agreement unless such information is identified by such Person as not being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED THAT nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss.21, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners, the National Association of Insurance Commissioners or any other regulatory

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authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any
Section 20 Subsidiary, (f) in connection with any litigation or other proceeding to which any one or more of the Lenders, the Administrative Agent or any Section 20 Subsidiary is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Subsidiary or affiliate of such Lender or any fund that invest in loans and is managed by such Lender, or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this ss.21.

         SS.21.3. PRIOR NOTIFICATION. Unless prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such material non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of such Lender by such governmental agency) or pursuant to legal process.

         SS.21.4. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any
Section 20 Subsidiary by the Borrowers. The obligations of each Lender under this ss.21 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrowers prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Loans or Reimbursement Obligations from any Lender.

         SS.22. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Lenders or the Administrative Agent would otherwise have. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         SS.23. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.27. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         SS.24. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWERS HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER, THE ADMINISTRATIVE AGENT OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER, THE ADMINISTRATIVE AGENT OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND
(B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE OTHER AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWERS' WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SS.25. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SS.5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE BORROWERS CONSENT AND AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN SS.20. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         SS.26. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereoF shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

         SS.27. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to bE given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the written consent of the Majority Lenders, PROVIDED HOWEVER, that the Administrative Agent may, in its reasonable discretion, release Collateral with an aggregate value of $500,000 or less in any calendar year (in addition to Collateral released pursuant to ss.8.4.2 and Collateral released by the Administrative Agent in connection with a PermitteD Equipment Securitization under Section 12) provided that the Administrative Agent shall promptly thereafter notify the Lenders regarding the reasons for such release. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Borrowers and each of the Lenders adversely affected thereby: (a) increase the Commitments of the Revolving Credit Lenders or the principal amount of the Term Loan (other than pursuant to ss.2.2(c) or ss.4.1(B)) or subject any Lender to any additional obligations, (b) reduce the principal of or the rate of interest (including, without limitation, the default interest rate) of any Loan or any payments thereon or reduce any fees or postpone the date for payment of fees payable hereunder, or (c) waive or postpone the date for any mandatory prepayment under ss.4.4; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Lenders: (d) postpone the Revolving Credit Maturity Date or Term Loan Maturity Date or any date fixed for any payment in respect of principal or interest (including, without limitation, the default interest rate) on the Notes; (e) change the definition of "Majority Lenders"; "Loan Percentage" or the percentage of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents; (f) amend ss.4.4, ss.5, ss.13.4, this ss.27, or ss.28; (g) release any Collateral with an aggregate value exceeding $500,000 (in adDition to Collateral released pursuant to ss.8.4.2 and Collateral released by the Administrative Agent in connection with a PermitteD Equipment Securitization under Section 12) in any calendar year or (h) release any Borrower from its obligations hereunder; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Administrative Agent: (i) amend the amount of the Administrative Agent's fee; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Issuing Bank: (j) amend the amount of the Issuance Fees payable for the Issuing Bank's account; and FURTHER, no amendment, waiver or consent shall do any of the following unless in writing and signed by the Administrative Agent:
(k) amend ss.15; and further, no amendment, waiver or consent shall amend ss.2.8 or any other provisiOns relating to the Swing Line Loans unless in writing and signed by Fleet or (l) without the written consent of all Revolving Credit Lenders, change the definition of "Required Revolving Credit Lenders".

         No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

         SS.28.  PARI PASSU TREATMENT.

         (a) Subject to ss.13.4 and notwithstanding anything to the contrary set forth herein, each payment or prepayment oF principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender divided by the aggregate outstanding principal amount of all Obligations.

         (b) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower (pursuant to ss.15 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loans, and other Obligations held by it as a result of which the unpaid principal portion of the Loans and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Loans and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Loans and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Loans, Obligations and participations in Loans and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Loans and Obligations then Outstanding as the principal amount of the Loans and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Loans and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; PROVIDED, however, that if any such purchase or purchases or adjustments shall be made pursuant to this ss.28 and the payment giving rise thereto shall thereafter bE recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

         (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Loans and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

         (d) Nothing contained in this ss.28 shall impair, as between the Borrowers and any Lender, the obligation of thE Borrowers to pay such Lender all amounts payable in respect of such Lender's Loans and other Obligations as and when the same shall become due and payable in accordance with the terms thereof.

         SS.29.  TRANSITIONAL ARRANGEMENTS.

         SS.29.1. PRIOR CREDIT AGREEMENT SUPERSEDED. This Credit Agreement shall supersede the Prior Credit Agreement in itS entirety, except as provided in this ss.29. On the Closing Date, the rights and obligations of the parties under the Prior CrediT Agreement which remain Lenders hereunder shall be subsumed within and be governed by this Credit Agreement; PROVIDED, HOWEVER, that each of the "Loans" (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement on the Closing Date shall, for purposes of this Credit Agreement, be included as Revolving Credit Loans (as defined herein), Swing Line Loans (as defined herein) or the Term Loan (as defined herein), as applicable.

         SS.29.2. RETURN AND SUBSTITUTION OF NOTES. Except as otherwise agreed to in writing by the Borrowers, as soon aS reasonably practicable after its receipt of its Notes hereunder on the Closing Date, each of the Revolving Credit Lenders party to the Prior Credit Agreement will promptly return to the Parent, marked "Substituted", any superseded promissory notes of the Borrowers, and any allonges thereto, held by such Lender pursuant to the Prior Credit Agreement.

         SS.29.3. REFERENCE TO AGENT. Each of the parties hereto agree that all references to the "Agent" or "AdministrativE Agent" or "BankBoston, N.A." made in any security documents, UCC-1 financing statements filed previously in connection with the Prior Credit Agreement shall be amended and deemed to be references to the "Administrative Agent".

         SS.29.4. INTEREST AND FEES UNDER SUPERSEDED AGREEMENT. All interest and all commitment, facility and other fees anD expenses owing or accruing under or in respect of the Prior Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods) and shall be paid on the dates and in accordance with the method specified in the Prior Credit Agreement, as if the Prior Credit Agreement were still in effect to those Lenders who remain Lenders hereunder, and shall be paid with respect to prior lenders who are withdrawing as parties to this Credit Agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, each of the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                            THE BORROWERS:

                                            NATIONSRENT, INC.
                                            NATIONSRENT USA, INC.
                                            NATIONSRENT TRANSPORTATION
                                              SERVICES, INC.
                                            NR DELAWARE, INC.
                                            NRGP, INC.
                                            NATIONSRENT WEST, INC.
                                            LOGAN EQUIPMENT CORP.
                                            NR DEALER, INC.
                                            NR FRANCHISE COMPANY
                                            BDK EQUIPMENT COMPANY, INC.


                                            By: /s/ Thomas C. Richardson
                                               --------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President

                                            NATIONSRENT OF TEXAS, LP
                                            NATIONSRENT OF INDIANA, LP
                                            By: NRGP, Inc., general partner


                                            By: /s/ Thomas C. Richardson
                                               --------------------------------
                                            Name:  Thomas C. Richardson
                                            Title:  Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                  THE LENDERS:

                                  FLEET NATIONAL BANK (f/k/a BankBoston, N.A.),
                                    individually and as Administrative Agent


                                  By: /s/ Timothy M. Laurion
                                     ------------------------------------------
                                     Timothy M. Laurion, Managing Director


                                  BANKERS TRUST COMPANY,
                                    individually and as Syndication Agent

                                  By: /s/
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  SCOTIABANC INC.
                                    individually and as Documentation Agent

                                  By: /s/
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  ALLSTATE LIFE INSURANCE COMPANY

                                  By: /s/
                                      -----------------------------------------
                                      Name:
                                      Title:


                                  AIMCO CDO 2000-1

                                  By: /s/
                                      -----------------------------------------
                                      Name:
                                      Title:

                                  ARCHIMEDES FUNDING II, LTD.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ARCHIMEDES FUNDING, III

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ARCHIMEDES FUNDING, L.L.C.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ARES III CLO LTD

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ARES LEVERAGED INVESTMENT FUND II, L.P.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  ARES LEVERAGED INVESTMENT FUND, L.P.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK AUSTRIA CREDITANSTALT


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK UNITED

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BAY VIEW FINANCIAL CORPORATION

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BRANT POINT CBO 1999-1, LTD

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  CITICORP DEL-LEASE

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CREDIT LYONNAIS

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CYPRESSTREE INSTITUTIONAL FUND, LLC

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CYPRESSTREE INVESTMENT FUND, LLC

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CYPRESSTREE INVESTMENT PARTNER

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  DIME COMMERCIAL CORP.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                 EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  EATON VANCE SENIOR INCOME TRUST

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  ERSTE BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRST BANK TEXAS, N.A.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  FIRST ALLMERICA FINANCIAL

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK ONE, NA

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRSTTRUST BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRST DOMINION FUNDING I

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRST DOMINION FUNDING III

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  FIRST SOURCE FINANCIAL LLP
                                  By:  First Source Financial, Inc.,
                                         its Agent/Manager

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIRST UNION NATIONAL BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FRANKLIN FLOATING RATE TRUST

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FRANKLIN CLO I LIMITED

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  GE CAPITAL CORPORATION

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  GMAC COMMERCIAL CREDIT LLC

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  GREAT POINT CLO 1999-1 LTD

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  HAMILTON BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  HUNTINGTON NATIONAL BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  INDOSUEZ CAPITAL FUNDING IIA

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  INDOSUEZ CAPITAL FUNDING III

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  INDOSUEZ CAPITAL FUNDING IVA

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  KZH CYPRESSTREE-1, LLC

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  LONGHORN CDO (CAYMAN) LTD.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  MERRILL LYNCH SENIOR FLOATING RATE
                                    FUND II, INC.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  MERRILL LYNCH SENIOR FLOATING RATE FUND INC.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  MONY LIFE INSURANCE COMPANY

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  MORGAN STANLEY DEAN WITTER PRIME INCOME TRUST

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK OF AMERICA, N.A.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  NORTH AMERICA SENIOR FLOATING RATE FUND
                                  By: CypressTree Investment Management
                                        Company, Inc., As Portfolio Manager

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  NUVEEN SENIOR INCOME FUND

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  PARIBAS CAPITAL

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  SENIOR DEBT PORTFOLIO

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  SEQUILS-ING CLO-1 (HBDGM), LTD.
                                  By: ING CAPITAL ADVISORS LLC,
                                       As Collateral Manager and Authorized
                                       Signatory

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  SIMSBURY CLO, LIMITED
                                  By: David L. Babson & Company, Inc. under
                                      delegation authority from Massachusetts
                                      Mutual Life Insurance Company as
                                      Collateral Manager

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  STEIN ROE FARNHAM CLO I, LTD

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  SUN TRUST BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  SWISS LIFE US RAINBOW LIMITED
                                  By:  ING CAPITAL ADVISORS LLC,
                                        As Investment Advisor

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FIFTH THIRD BANK, CENTRAL OHIO

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  TORONTO DOMINION (NEW YORK) INC.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  UNION PLANTERS BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  UNION BANK OF CALIFORNIA, N.A.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  VAN KAMPEN PRIME RATE INTEREST TRUST

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  VAN KAMPEN SENIOR INCOME TRUST

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  APPALOOSA

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BANK OF MONTREAL

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FLAGSHIP CLO

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FLEET BANK, N.A.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  FLEET NATIONAL BANK

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  JP MORGAN

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  NATIONAL CITY

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  TRUST COMPANY OF THE WEST

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CITIZENS BANK OF MASSACHUSETTS

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  BNP PARIBAS

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  SRF TRADING, INC.

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  FRANKLIN FLOATING RATE MASTER SERIES

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title: